SCHEDULE 14A INFORMATION
                               ------------------------

             Proxy Statement Pursuant to Section 14(a) of the Securities
                                 Exchange Act of 1934
                                 (Amendment No. 1)

          Filed by the Registrant  [X]
          Filed by a Party other than the Registrant  [ ]

          Check the appropriate box:
          [X]  Preliminary Proxy Statement
          [ ] Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))
          [ ]  Definitive Proxy Statement
          [ ]  Definitive Additional Materials
          [ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or
               Section 240.14a-12

                                      DVL, Inc.
          ------------------------------------------------------------------
                   (Name of Registrant as Specified In Its Charter)


          ------------------------------------------------------------------
          (Name of Person(s) Filing Proxy Statement if other than the
                                     Registrant)

          Payment of Filing Fee (Check the appropriate box):

          [X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1),
          14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.

          [ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

          [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

               1) Title of each class of securities to which transaction applies:

                  -------------------------------------------------------

               2) Aggregate number of securities to which transaction applies:

                  -------------------------------------------------------

               3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:


                  -------------------------------------------------------

               4)  Proposed maximum aggregate value of transaction:

                  -------------------------------------------------------

               5)  Total fee paid:

                  -------------------------------------------------------

          [X]  Fee paid previously with preliminary materials.
          [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

               1)  Amount Previously Paid:

                   ---------------------------------------------------
               2)  Form, Schedule or Registration Statement No.:

                   ---------------------------------------------------
               3)  Filing Party:

                   ---------------------------------------------------
               4)  Date Filed:

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


                                            [REVISED PRELIMINARY PROXY MATERIAL]


                                      DVL, INC.
                         ------------------------------------

                       NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


                              TO BE HELD SEPTEMBER 17, 1996


                         ------------------------------------

     TO OUR STOCKHOLDERS:


          You are cordially invited to be present, either in person or by proxy, at the Annual Meeting of Stockholders of DVL, Inc., a Delaware corporation (the "Company"), to be held at 24 River Road, Bogota, New Jersey on September 17, 1996, at 10:00 a.m., local time, or at any adjournments thereof (the "Meeting"), to consider and act upon the following:


          1. To elect three directors to serve until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified;


          2. To approve a certain loan agreement and the consummation of the transactions contemplated thereby (the "Loan Transaction") pursuant to which, among other things, an independent third party lender (the "New Lender") will acquire approximately $7.5 million of outstanding indebtedness of the Company, lend the Company additional funds and simultaneously consolidate all such indebtedness into a single long term loan and, in connection therewith, the Company will (i) issue and sell to affiliates of the New Lender 1,000,000 shares of Common Stock of the Company at $0.20 per share, (ii) issue to affiliates of the New Lender warrants to purchase such additional shares of Common Stock of the Company at $0.16 per share which, when added to the aforementioned 1,000,000 shares (and any other shares of Common Stock then owned by such warrantholders and their affiliates), will represent, on a fully diluted basis, 49% of the outstanding Common Stock of the Company, and (iii) continue in effect a certain Asset Servicing Agreement with an affiliate of the New Lender;


          3. To approve an amendment to the Company's Certificate of Incorporation, as amended (the "Certificate"), to create a class of 100 shares of Preferred Stock to be issued to the New Lender in connection with the Loan Transaction at $10.00 per share entitling the holders thereof to elect a special purpose Director to the Company's Board of Directors (the "Preferred Stock");

          4. To approve amendments to the Company's Certificate and By-laws to create certain restrictions on the transferability of shares of the Company's Common Stock to help preserve the utilization of the Company's carryforwards of net operating losses and credits for federal income tax purposes;

          5. To ratify and approve the 1996 Stock Option Plan of the Company which will replace the Company's Performance Unit (Stock Appreciation Rights) Plan; and


          6. To transact such other business as may properly come before the Meeting or any adjournments thereof.



          The Board of Directors has fixed the close of business on July 25, 1996 as the record date for determining the stockholders entitled to notice of, and to vote at, the Meeting or any adjournments thereof. A proxy and a Proxy Statement for the Meeting are enclosed.


          THE DIRECTORS HOPE THAT YOU WILL FIND IT CONVENIENT TO ATTEND THE MEETING IN PERSON, BUT WHETHER YOU PLAN TO ATTEND, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING. RETURNING YOUR PROXY DOES NOT DEPRIVE YOU OF YOUR RIGHT TO ATTEND THE MEETING AND TO VOTE YOUR SHARES IN PERSON.

          Please relay any questions to the Company at 201-487-1300.

                                        By Order of the Board of Directors

      . , 1996                          Robert W. LoSchiavo
                                        Secretary

                                            [REVISED PRELIMINARY PROXY MATERIAL]


                                      DVL, INC.

                                   PROXY STATEMENT

                            ANNUAL MEETING OF STOCKHOLDERS


                            To Be Held September 17, 1996



          This Proxy Statement is furnished to the stockholders of DVL, Inc., a Delaware corporation (the "Company"), in connection with the solicitation by the Company's Board of Directors (the "Board of Directors") of proxies to be used at the Annual Meeting of Stockholders to be held on September 17, 1996, at 10:00 a.m., local time, or at any adjournments thereof (the "Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders (the "Notice").



          The approximate mailing date to stockholders of the Notice, this Proxy Statement and the accompanying form of proxy is July 25, 1996.



                                  VOTING OF PROXIES


          A form of proxy is enclosed for use at the Meeting if a stockholder is unable to attend in person. Each proxy may be revoked at any time thereafter by the person giving the proxy by writing such to the Secretary of the Company prior to the Meeting, by execution and delivery of a subsequent proxy, or by attendance and voting in person at the Meeting, except as to any matter or matters upon which, prior to such revocation, a vote shall have been cast pursuant to the authority conferred by such proxy. Shares represented by a valid proxy which if received pursuant to this solicitation and not revoked before it is exercised, will be voted as provided on the proxy at the Meeting or at any adjournments thereof.


          The directors of the Company have advised the Company that they will vote the 478,004 shares of common stock, $.01 par value per share, of the Company (the "Common Stock") which they control (approximately 3.35% of the outstanding shares of Common Stock) in favor of the proposals to:

         i. elect three Directors to serve until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified;


        ii. approve a certain loan agreement and the consummation of the transactions contemplated thereby (the "Loan Transaction") pursuant to which, among other things, an independent third party lender (the "New Lender") will acquire approximately $7.5 million of outstanding indebtedness of the Company, lend the Company additional funds and simultaneously consolidate all such indebtedness into a single long term loan and, in connection therewith, the Company will (i) issue and sell to affiliates of the New Lender 1,000,000 shares of Common Stock at $0.20 per share, (ii) issue to affiliates of the New Lender warrants to purchase such additional shares of Common Stock at $0.16 per share which, when added to the aforementioned 1,000,000 shares (and any other shares of Common Stock then owned by such warrantholders and their affiliates), will represent, on a fully diluted basis, 49% of the outstanding Common Stock of the Company (the "Warrants"), and (iii) continue in effect a certain Asset Servicing Agreement with an affiliate of the New Lender;


       iii. approve an amendment to the Company's Certificate of Incorporation, as amended (the "Certificate"), to create a class of 100 shares of preferred stock to be issued to the New Lender in connection with the Loan Transaction at $10.00 per share entitling the holders thereof to elect a special purpose Director to the Company's Board of Directors;

        iv. approve amendments to the Company's Certificate and By-laws to create certain restrictions on the transferability of shares of Common Stock to help preserve the utilization of the Company's carryforwards of net operating losses and credits for federal income tax purposes;

         v. ratify and approve the 1996 Stock Option Plan of the Company (the "1996 Option Plan") which will replace the Company's Performance Unit (Stock Appreciation Rights) Plan (the "Performance Plan"); and


        vi. transact such other business as may properly come before the Meeting or any adjournments thereof.


               THE BOARD OF DIRECTORS OF THE COMPANY HAS UNANIMOUSLY RECOMMENDED THAT STOCKHOLDERS OF THE COMPANY VOTE THEIR SHARES OF COMMON STOCK TO ELECT EACH OF THE COMPANY'S NOMINEES FOR DIRECTOR AND TO APPROVE EACH OF THE MATTERS SET FORTH IN PROPOSAL NOS. 2 THROUGH 5 HEREIN.

               As of the date of this Proxy Statement, the Board of Directors does not intend to present to the Meeting any other business, and it has not been informed of any business intended to be presented by others. Should any other matters, however, properly come before the Meeting, the persons named in the enclosed proxy will take action, and vote proxies, in accordance with their judgment on such matters.

               The executive offices of the Company are located at 24 River Road, Bogota, New Jersey 07603; telephone no: (201) 487-1300.

               IMPORTANT NOTE:  STOCKHOLDERS WHO HOLD SHARES OF COMMON STOCK IN
               --------------
     THE NAME OF ONE OR MORE BROKERAGE FIRMS, BANKS OR NOMINEES CAN ONLY VOTE THEIR SHARES OF COMMON STOCK WITH RESPECT TO THE MATTERS SET FORTH IN PROPOSAL NOS. 2 THROUGH 5 IF SUCH BROKERAGE FIRMS, BANKS OR NOMINEES GIVE SUCH STOCKHOLDERS A LEGAL PROXY TO VOTE SUCH SHARES OF COMMON STOCK OR IF SUCH STOCKHOLDERS GIVE SUCH BROKERAGE FIRMS, BANKS OR NOMINEES SPECIFIC INSTRUCTIONS AS TO HOW TO VOTE SUCH STOCKHOLDERS' COMMON STOCK. ACCORDINGLY, IT IS CRITICAL THAT STOCKHOLDERS WHO HOLD SHARES OF COMMON STOCK IN THE NAME OF ONE OR MORE BROKERAGE FIRMS, BANKS OR NOMINEES PROMPTLY CONTACT THE PERSON RESPONSIBLE FOR SUCH STOCKHOLDERS' ACCOUNTS AND GIVE SPECIFIC INSTRUCTIONS AS TO HOW SUCH SHARES OF COMMON STOCK SHOULD BE VOTED WITH RESPECT TO THE MATTERS SET FORTH IN PROPOSAL NOS. 2 THROUGH 5.


                          MANNER OF VOTING AND VOTE REQUIRED


               Only holders of shares of Common Stock of record at the close of business on July 25, 1996 (the "Record Date"), will be entitled to vote at the Meeting. As of the Record Date, 14,279,450 shares of Common Stock, the only class of voting securities of the Company, were issued and outstanding. Each holder of Common Stock is entitled to one vote for each share held by such holder. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the Meeting.


               Under the rules of the Securities and Exchange Commission (the "Commission"), boxes and a designated blank space are provided on the proxy card for stockholders to mark if they wish to withhold authority to vote for one or more nominees for Director or for Proposal Nos. 2 through 5. Votes withheld in connection with the election of one or more of the nominees for Director or Proposal Nos. 2 through 5 and broker "non-votes" will be counted as votes cast against such individuals or Proposals and will be counted toward the presence of a quorum for the transaction of business. If no direction is indicated, the proxy will be voted FOR the election of the nominees for Director and FOR each of Proposal Nos. 2 through 5. The form of proxy does not provide for abstentions with respect to the election of Directors; however, a stockholder present at the Meeting may abstain with respect to such election.

               The election of Directors will be by a plurality of the votes actually cast thereon. Approval of the Loan Transaction and the 1996 Option Plan, set forth in Proposal Nos. 2 and 5, respectively, requires the affirmative vote of a majority of the shares of Common Stock voting, in person or by proxy, at the Meeting. Approval of the amendments to the Company's Certificate and By-laws, as the case may be, to authorize the creation of the Preferred Stock and to create certain restrictions on the transferability of shares of Common Stock, set forth in Proposal Nos. 3 and 4, respectively, requires the affirmative vote of a majority of the outstanding shares of Common Stock of the Company, whether voted at the Meeting in person or by proxy.

                  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS,
                           DIRECTORS AND EXECUTIVE OFFICERS



               The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of July 11, 1996, by
     (a) each person known by the Company to own beneficially more than 5% of such stock, (b) each Director and nominee for Director of the Company and
     (c) all Directors and executive officers of the Company as a group. Unless otherwise indicated, the shares listed in the table are owned directly by the individual and the individual has sole voting and investment power with respect to such shares. All Directors of the Company have indicated to the Company that they will vote their shares of Common Stock (aggregating 478,004 shares, or approximately 3.35% of the outstanding shares of Common Stock) in favor of each of the proposals set forth herein.



         NAME OF BENEFICIAL         AMOUNT AND NATURE OF
                OWNER               BENEFICIAL OWNERSHIP*        % OF CLASS*
         ------------------         ---------------------        -----------

      Alan E. Casnoff(1)                  200,000(3)                1.40%

      Herbert L. Golden(1)                 56,600                      **

      Myron Rosenberg                     163,854(4)                1.15%

      Frederick E. Smithline               57,550(5)                   **


      Allen Yudell(2)                         -0-                      --


      All current Directors and           578,004                   4.05%
      executive officers as a
      group (6 persons)

     ----------------


     * Each named person and all executive officers, Directors and nominees for Director, as a group, are deemed to be the beneficial owners of securities that may be acquired within 60 days through the exercise of options, warrants or exchange or conversion rights. Accordingly, the number of shares and percentage set forth opposite each stockholder's name in the above table under the columns captioned "Amount and Nature of Beneficial Ownership" include shares of Common Stock issuable upon exercise of presently exercisable warrants, convertible debentures and stock options. The shares of Common Stock so issuable upon such exercise, exchange or conversion by any such stockholder are not included in calculating the number of shares or percentage of Common Stock beneficially owned by any other stockholder.


     **   Less than 1%.

     (1)       Will not seek re-election as a Director.

     (2)       Nominee for, and currently not a, Director.

     (3) Excludes 461 shares of the Company's Common Stock held by Mr. Casnoff's adult son, as to which shares Mr. Casnoff disclaims beneficial ownership. Includes 26,000 shares of the Company's Common Stock owned by a corporation, partially owned and controlled by Mr. Casnoff.

     (4) Includes 4,300 shares held by Mr. Rosenberg's wife, of which Mr. Rosenberg disclaims beneficial ownership.

     (5) Includes 550 shares held by Mr. Smithline and his brother as tenants-in-common and 6,000 shares held by Mr. Smithline's wife, of which 6,000 shares Mr. Smithline disclaims beneficial ownership.


          Proposal No. 5 to this Proxy Statement asks stockholders to ratify and approve the 1996 Option Plan of the Company. If the 1996 Option Plan is ratified and approved by stockholders, the 673,131 performance units (i.e., stock appreciation rights) currently owned by former and current officers of the Company pursuant to the Company's Performance Plan will be exchanged for options to purchase up to 673,131 shares of Common Stock under the 1996 Option Plan of the Company. The per share exercise price of these options will be $0.21 per share. Concurrently therewith, the Company's Performance Plan will be terminated. As the proposed 1996 Option Plan requires stockholder ratification and approval, the options proposed to be issued thereunder and exchanged for outstanding performance units are not currently owned by the Company's former and current officers and, therefore, the shares of Common Stock underlying the proposed options cannot be voted at the Meeting. See "Stock Based Compensation," and "Proposal No. 5 -- Condition Precedent to Loan Transaction: Approval of the 1996 Stock Option Plan in Connection with the Exchange of Certain Stock Appreciation Rights."

          Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's Directors and executive officers and persons who own more than ten percent of a registered class of the Company's equity securities (i.e., the Company's Common Stock), to file with the Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Executive officers, Directors and greater than ten percent shareholders are required by Commission regulation to furnish the Company with copies of all
     Section 16(a) forms they file. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required during the two fiscal years ended December 31, 1995, all Section 16(a) filing requirements applicable to the Company's executive officers, Directors and greater than ten percent beneficial owners were complied with.


                          PROPOSAL 1 - ELECTION OF DIRECTORS


          The Board of Directors, acting in accordance with the By-laws of the Company, has reconstituted the Board of Directors, effective immediately following the Meeting, to be comprised of four directors provided that Proposals Nos. 2 and 3 herein are approved by stockholders and the transactions contemplated by the Loan Transaction are consummated. Otherwise, the Board of Directors has been reconstituted to be comprised of three directors.

          Three Directors are to be elected at the Meeting to serve until the next Annual Meeting of Stockholders of the Company and until their successors shall be duly elected and shall qualify. If stockholders of the Company approve Proposal Nos. 2 and 3 herein and the transactions contemplated by the Loan Transaction are consummated, the holders of the newly issued shares of Preferred Stock of the Company will have the right to elect a special purpose Director to the Board of Directors. See "Proposal No. 2--Approval of Loan Agreement and Consummation of the Transactions Contemplated Thereby" and "Proposal No. 3--Condition Precedent to Loan Transaction: Approval of Amendment to Certificate of Incorporation to Create Class of 100 Shares of Preferred Stock to be Issued at $10.00 Per Share Entitling the Holders Thereof to Elect Special Purpose Director."

          As noted, unless otherwise indicated thereon, all proxies received will be voted in favor of the election individually, of the nominees of the Board of Directors named below. Should any of the nominees not remain a candidate for election at the date of the Meeting (which contingency is not now contemplated or foreseen by the Board of Directors), proxies solicited thereunder will be voted in favor of those nominees who do remain candidates and may be voted for substitute nominees selected by the Board of Directors. Directors shall be elected by a plurality of the votes cast at the Meeting. Whether a nominee is currently serving as a Director of the Company is indicated below. The names of the nominees and certain information with regard to each nominee follows:
                                                            POSITION WITH
      NOMINEE                  AGE       DIRECTOR SINCE     COMPANY
      -------                  ---       --------------     -------------
      Myron Rosenberg          68        1973               Director

      Frederick E. Smithline   64        1982               Chairman of the
                                                            Board and Director


      Allen Yudell             57        --                 --


          Messrs. Alan E. Casnoff and Herbert Golden, each of whom is currently serving as a Director of the Company, are not seeking re-election to the Board of Directors of the Company.


     NOMINEES FOR DIRECTORS AND EXECUTIVE OFFICERS

          FREDERICK E. SMITHLINE has served as Chairman of the Board of the Company since 1990 and as a Director since 1982. Since September 1989, Mr. Smithline has been Of Counsel to the law firm of Epstein, Becker & Green, P.C., New York, New York.

          MYRON ROSENBERG has served as a Director of the Company since 1973. Mr. Rosenberg is currently Executive Vice President of Rosenthal & Rosenthal, Inc., New York, New York, a commercial finance concern, and has been employed by Rosenthal & Rosenthal, Inc. since 1961.


          ALLEN YUDELL is a nominee for election as a Director of the Company. Mr. Yudell currently has no other affiliation with the Company. Since 1967, Mr. Yudell has been President of Delco Development Corporation and a Vice President of Unidel Realty Corp., Boca Raton, Florida based shopping center development companies. Mr. Yudell has been responsible for the development and operation of more than 40 shopping centers in 13 states comprising over 5 million square feet. Mr. Yudell has over 30 years experience in the development, construction, management and leasing of shopping centers and retail properties. Mr. Yudell is also a member of the International Council of Shopping Centers. During 1990 and 1991, two limited partnerships in which Mr. Yudell was one of the general partners, filed for bankruptcy protection under Chapter 11 of Title 11 of the United States Code.


          In addition, Alan E. Casnoff serves as President of the Company, Joel Zbar serves as Chief Operating Officer, Chief Financial Officer and Treasurer of the Company and Robert W. LoSchiavo serves as Vice President, Secretary and General Counsel of the Company.

          ALAN E. CASNOFF (age 52) has served as President of the Company since November 1994 and as a Director since October 1991. Mr. Casnoff served as Executive Vice President of the Company from October 1991 to November 1994. Since June 1992, Mr. Casnoff has also served as Of Counsel to the Philadelphia, Pennsylvania law firm of Fox, Rothschild, O'Brien & Frankel. From November 1990 to October 1991, Mr. Casnoff served as a consultant to the Company and from 1971 to October 1991, as Secretary of the Company. Since May 1991, Mr. Casnoff has also served as a Director of Kenbee Management, Inc. ("Kenbee"), an affiliate of the Company, and as President of Kenbee since November 1994. Since 1977, Mr. Casnoff has also been a Partner of P&A Associates, a private real estate development firm headquartered in Philadelphia, Pennsylvania. From 1969 to October 1990, Mr. Casnoff was associated with the Philadelphia, Pennsylvania law firm of Saul, Ewing, Remick & Saul, previous legal counsel to the Company and Kenbee.

          JOEL ZBAR (age 39) has served as the Company's Chief Operating Officer since November 1994, as Chief Financial Officer of the Company since January 1993, and as Treasurer of the Company since 1988. Mr. Zbar also serves as Chief Operating Officer, Chief Financial Officer and Treasurer of Kenbee. In November 1993, the Commission commenced an administrative proceeding against Mr. Zbar in connection with certain events related to the Company's 1990 stock offering and market price decline. Without admitting or denying the allegations of the complaint, Mr. Zbar has agreed, and the Commission has consented to, the issuance of a cease and desist order. Such order does not affect the ability of Mr. Zbar to perform his duties for the Company.

          ROBERT W. LOSCHIAVO (age 38) has served as Vice President of the Company since January 1990, as Secretary of the Company since October 1991 and as General Counsel since December 1991. Mr. LoSchiavo also serves as Vice President, General Counsel and Secretary of Kenbee.

          During 1995, the Board of Directors of the Company held eleven meetings. Each Director of the Company attended at least 75% of these meetings.

          The Board of Directors has established two committees of the Board, the Audit Committee and the Compensation Committee. The Audit Committee, which is comprised of Messrs. Rosenberg, Smithline and Golden, reviews the services provided by the Company's independent auditors, consults with the independent auditors on audits and proposed audits of the Company and reviews certain filings with the Commission and the need for internal auditing procedures and the adequacy of internal controls. The Audit Committee held two meetings during 1995, at which all members were present. The Compensation Committee, which is also comprised of Messrs. Rosenberg, Smithline and Golden, determines executive compensation and reviews transactions between the Company and its affiliates. The Compensation Committee held one meeting during 1995, at which all members were present.

     EXECUTIVE COMPENSATION

          The following table discloses the compensation awarded to or earned by, during the Company's last three fiscal years, the Chief Executive Officer and the two other most highly compensated executive officers as of the end of fiscal 1995 whose annual salary plus other forms of compensation exceeded $100,000:


                           SUMMARY COMPENSATION TABLE
                            -------------------------

                           ANNUAL COMPENSATION     LONG-TERM COMPENSATION
                           -------------------    -------------------------

                                                  CASH       OTHER ANNUAL
             NAME          YEAR      SALARY       BONUS    COMPENSATION(2)
             ----          ----      ------       -----    ----------------

     Alan E. Casnoff       1995    $314,002       None         $15,000
      President since      1994     339,810(1)    None           None
      November 1994        1993     340,636(1)    None           None

     Joel Zbar             1995     250,000       None          7,500
      Treasurer, Chief     1994     250,000       None           None
      Financial Officer    1993     226,000      $13,000         None
      and Chief Operating
      Officer

     Robert W. LoSchiavo   1995     160,260       None          7,500
      Vice President,      1994     144,530       None           None
      Secretary and        1993     119,189       5,000          None
      General Counsel


                                                                    ALL OTHER
                                   LONG-TERM COMPENSATION          COMPENSATION
                             -----------------------------------   ------------

                              RESTRICTED    PERFORMANCE    LTIP
              NAME           STOCK AWARDS    UNITS(3)    PAYOUTS
              ----           ------------   -----------  -------

     Alan E. Casnoff             None           -0-     $7,500(4)      None
      President since            None           -0-        None        None
      November 1994              None        50,000        None        None

     Joel Zbar                   None       100,000     23,469(4)      None
      Treasurer, Chief           None           -0-        None        None
      Financial Officer          None        50,000        None        None
      and Chief Operating
      Officer

     Robert W. LoSchiavo         None        18,750      7,219(4)      None
      Vice President,            None           -0-        None        None
      Secretary and              None        15,000        None        None
      General Counsel

     ----------------
     (1) Does not include payments made to a corporation partially owned and controlled by Mr. Casnoff which provided management assistance for two properties in Philadelphia, Pennsylvania owned by affiliated partnerships for which such corporation received $9,187.50 and $12,000 in 1994 and 1993, respectively. During 1994, Mr. Casnoff was appointed President of the Company and as part of the Company's ongoing efforts to reduce overhead, Mr. Casnoff's salary was reduced by $35,000.

     (2) Other Annual Compensation represents the value of 100,000 shares, 50,000 shares and 50,000 shares of the Company's common stock issued in 1995 to Messrs. Casnoff, Zbar and LoSchiavo, respectively.

     (3) The performance units granted under the Company's Performance Plan are considered stock appreciation rights.

     (4) Mr. Zbar exercised 50,000 performance units and Mr. LoSchiavo exercised 18,750 performance units in 1995 realizing $23,469 and $7,219, respectively. Mr. Casnoff surrendered 50,000 performance units in consideration of the issuance to him of 50,000 shares of the Company's common stock which shares the Company valued at $7,500.



          The Company has employment contracts with Messrs. Zbar and LoSchiavo pursuant to which they are paid current salaries at the rate per annum of $250,000 and $150,000, respectively. The employment contracts with Messrs. Zbar and LoSchiavo provide for certain payments if the employment term is terminated without cause or is not renewed at the end of the contract term in amounts equal to six (6) months salary. The employment contracts with Messrs. Zbar and LoSchiavo expire on October 31, 1996 and December 31, 1996, respectively. In addition, the Board of Directors has authorized the Company to make certain termination payments to Mr. Casnoff upon a change of control of the Company in an amount equal to six (6) months salary payable over a period of three months. Mr. Casnoff intends, following the consummation of the transactions contemplated by the Loan Transaction, to continue to serve as President of the Company through at least December 31, 1996. Mr. Casnoff has agreed that all compensation paid to him following the consummation of the transactions contemplated by the Loan Agreement will be credited, on a dollar-for-dollar basis, against the aforementioned termination payments, if any, owing to him. See "Proposal No. 2--Approval of the Loan Agreement and Consummation of the Transactions Contemplated Thereby."


          Directors who are not officers or employees of the Company presently receive a Directors fee of $1,500 per month plus $500 for each Audit Committee meeting of the Board of Directors attended. Directors who are officers or employees of the Company receive no compensation for their services as Directors or attendance at any Board of Directors or committee meetings.


     INDEBTEDNESS OF MANAGEMENT


          No officers, Directors or stockholders of the Company have obtained loans or loan commitments from the Company in excess of $60,000.



     STOCK BASED COMPENSATION

          On November 15, 1990, the Board of Directors adopted the Company's Performance Plan for the purpose of providing long-term incentives to Company employees who are largely responsible for the management, growth and protection of the Company's business.

          The Performance Plan authorized the grant of performance units, considered to be stock appreciation rights, only to officers who are also employees of the Company or any subsidiary thereof, and who are in a position to make substantial contributions to the management, growth and success of the business of the Company or any subsidiary thereof, as determined by the Board of Directors, or a committee thereof, as the case may be. In March 1996, as a condition to the Loan Transaction, current and former employees who currently own performance units have agreed, concurrently with the ratification and approval by stockholders of the Company's 1996 Option Plan, to exchange their outstanding performance units for a like number of options to purchase, pursuant to the 1996 Option Plan, shares of Common Stock of the Company. The per share exercise price of these options will be $0.21 per share. Concurrently with the ratification and approval by stockholders of the 1996 Option Plan, the Company will terminate the Performance Plan. See "Proposal No. 5 - Condition Precedent to Loan Transaction: Approval of the 1996 Stock Option Plan in Connection with the Exchange of Certain Stock Appreciation Rights."

          The number of performance units reserved for issuance under the Performance Plan is 900,000, of which 673,131 performance units were outstanding as of May 24, 1996. Under the Performance Plan, the holder of performance units is entitled to receive upon exercise of such units an amount equal to the Fair Market Value (as defined in the Performance Plan) of a performance unit at the time of exercise plus all dividends declared with respect to a single share of the Company's Common Stock from the date of exercise minus the Fair Market Value of a performance unit at the time of grant, multiplied by the total number of performance units being exercised by the holder.

          Under the Performance Plan, the Fair Market Value of a performance unit means an amount equal to the fair market value of a share of Common Stock as determined by the Board of Directors, or a committee thereof, either (a) by determining the average of the closing prices for the Company's Common Stock for the 20 most recent trading days (or for such other period as may be agreed upon between the Company and the holder) on the New York Stock Exchange or such other national securities exchange (including the NASDAQ system) on which the Company's Common Stock may then be publicly traded or (b) in the event no such market exists, pursuant to such other reasonable method as may be adopted by the Board of Directors or the committee, as the case may be, in good faith for such purpose.

          The following tables set forth certain information with respect to performance units granted under the Performance Plan to, and performance units exercised by (i) the executive officers of the Company listed in the Cash Compensation Table and (ii) all current executive officers of the Company as a group, during fiscal 1995. All performance units granted are vested and fully exercisable.


            PERFORMANCE UNIT GRANTS IN FISCAL YEAR ENDED DECEMBER 31, 1995
            --------------------------------------------------------------


                                  INDIVIDUAL GRANTS
                   -----------------------------------------------------

                                 PERCENT OF TOTAL
                                 PERFORMANCE UNITS
                                    GRANTED TO       EXERCISE OR
                    PERFORMANCE    EMPLOYEES IN       BASE PRICE    EXPIRATION
                   UNITS GRANTED  FISCAL YEAR 1995      ($/SH)         DATE
         NAME         (#)(b)            (c)              (d)            (e)
         ----      ------------  ----------------    -----------    ----------
     Alan E.           -0-                 0%             -0-          None
     Casnoff

     Robert W.        18,750             15.8             .39          None
     LoSchiavo

     Joel Zbar        50,000             42.1             .39          None

     Joel Zbar        50,000             42.1             .29          None


                            POTENTIAL REALIZABLE       ALTERNATIVE
                          VALUE AT ASSUMED ANNUAL       TO (f) AND
                            RATES OF STOCK PRICE        (g): GRANT
                           APPRECIATION FOR TERM        DATE VALUE
                           ----------------------      -----------


                                                        GRANT DATE
                                                         PRESENT
                               5% ($)     10% ($)         VALUE
             NAME               (f)         (g)          ($) (h)
            -----              ------     -------       ----------

     Alan E. Casnoff            N/A         N/A            -0-

     Robert W. LoSchiavo        N/A         N/A            -0-

     Joel Zbar                  N/A         N/A            -0-

     Joel Zbar                  N/A         N/A            -0-






                AGGREGATED PERFORMANCE UNITS EXERCISED AND SURRENDERED
                        IN FISCAL YEAR ENDED DECEMBER 31, 1995
                               PERFORMANCE UNIT VALUES
               -------------------------------------------------------


                                                      NUMBER OF      VALUE OF
                                                     UNEXERCISED   UNEXERCISED
                                                     PERFORMANCE   PERFORMANCE
                                                      UNITS AT       UNITS AT
                                                       FISCAL         FISCAL
                                                      YEAR-END       YEAR-END
                                                         (#)           ($)
                                                      --------      ---------

                          PERFORMANCE
                             UNITS
                          EXERCISED OR
                          SURRENDERED     VALUE     EXERCISABLE/   EXERCISABLE/
             NAME             (3)      REALIZED ($) UNEXERCISABLE UNEXERCISABLE
             ----         ------------ ------------ ------------- -------------

     Ben S. Read, Jr.(1)     50,000         $-0-     198,131/-0-     -0-/-0-

     Alan E. Casnoff         50,000        7,500     300,000/-0-     -0-/-0-

     Robert W. LoSchiavo     18,750        7,219     15,000/-0-      -0-/-0-

     Joel Zbar(2)            50,000       23,469    150,000/-0-      -0-/-0-

     All others(3)          130,000          -0-     10,000/-0-      -0-/-0-


                                                 (Footnotes appear on next page)

     ----------------

     (1) Mr. Read surrendered 50,000 performance units to the Company in consideration of the Company's settlement of a legal matter in which Mr. Read was personally named. As Mr. Read was under no legal obligation to surrender these units, the Company considers the value realized to be $ 0.

     (2) Mr. Casnoff surrendered 50,000 performance units to the Company in consideration of the issuance to him of 50,000 shares of the Company's Common Stock, which shares the Company valued at $7,500.

     (3) Certain former officers of the Company whose employment terminated during 1995 surrendered a total of 130,000 performance units to the Company as part of their termination agreements.


          In April 1995, the Board of Directors authorized the issuance of up to 450,000 shares of the Company's Common Stock as a special incentive bonus. 50,000 of such shares were issued to each of Messrs. Smithline, Rosenberg and Golden, 100,000 of such shares to Mr. Casnoff, 50,000 of such shares to each of Messrs. Zbar and LoSchiavo and 25,000 of such shares to other officers of the Company. In addition, Mr. Casnoff was issued 50,000 shares of Common Stock in exchange for his surrender of 50,000 performance units.


     REPORT OF COMPENSATION COMMITTEE


          The Compensation Committee of the Board of Directors of the Company is comprised of the independent Directors, Messrs. Golden, Rosenberg and Smithline. The purpose of the Compensation Committee is to review compensation of the executive officers of the Company to determine if such compensation is in line with similar organizations and to recommend and provide appropriate incentives to key employees.



          During 1995, the Compensation Committee adopted a compensation policy with respect to the Company's executive officers which was consistent with the Company's general policy of reducing overhead and expenses. In line with this policy, and as a consequence of the Company's continuing to experience operating losses during 1995, the Company elected to not replace three executive positions which were vacated during 1995. In addition, the Compensation Committee determined, in light of the Company's financial performance during 1995, that increases in cash compensation to the Company's President and Chief Financial Officer were not appropriate at that time. As a result of these decisions, the responsibilities of the three departing executives were merged into the duties of the three remaining executive officers without any concomitant increase in compensation or any bonus payments. Moreover, the President's salary which was reduced by $35,000 in 1994, remained at $300,000. To provide the three remaining executive officers with incentives similar to those of the Company's stockholders while not imposing cash requirements on the Company, the Board of Directors, during 1995, authorized one-time issuances of 100,000 shares, 50,000 shares and 50,000 shares, respectively, of the Company's Common Stock to Messrs. Casnoff, Zbar and LoSchiavo.


          This report was furnished by Messrs. Golden, Rosenberg and Smithline, all members of the Compensation Committee.


     STOCK PERFORMANCE CHART

          The following graph compares the yearly percentage change in the cumulative total stockholder return on the Company's Common Stock for each of the Company's last five fiscal years with the cumulative return (assuming reinvestment of dividends) of the Dow Jones Equity Market Index and the Dow Jones Real Estate Investment Index.


                                       1990   1991   1992    1993  1994   1995
                                       ----   ----   ----    ----  ----   ----

     DVL, Inc.                          100     31     67     111    25      6

     Dow Jones Equity Market Index      100     91     90     100    91    130

     Dow Jones Real Estate Investment   100    112    101     118   112    139
       Index


                 PROPOSAL NO. 2 - APPROVAL OF THE LOAN AGREEMENT AND
                    CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED
                    THEREBY (COLLECTIVELY, THE "LOAN TRANSACTION")


     REASONS FOR AND SUMMARY DESCRIPTION OF THE LOAN TRANSACTION


          During early 1995, the Board of Directors of the Company determined that it was in the Company's best interests to seek a strategic alliance with an entity which was both experienced in, among other things, real estate and limited partnership matters, and capable of providing the Company with new capital and business opportunities not necessarily limited to the Company's current line of business (the "Strategic Alliance"). The Board of Directors concluded that either a new long term loan, a debt refinancing or restructuring or a third party's purchase of certain of the Company's indebtedness was necessary to help alleviate the Company's short term liquidity problems, particularly in light of the Company's having several loans aggregating approximately $7.5 million which either had current payment requirements or were required to be repaid currently in order to obtain significant payment discounts (two of which ("Loan A" and "Loan B," respectively) currently have approximately $600,000 and $1,850,000 outstanding thereunder, and which Loans matured on or about December 1995 and were subsequently extended to August 1996 and September 1996, respectively, and one loan ("Loan C"), currently in the outstanding amount of approximately $5,000,000, maturing in January 1999 (Loan A, Loan B and Loan C are sometimes hereinafter collectively referred to as the "1996 Loans").



          Loan A bears interest at the rate equal to the prime rate of interest charged from time to time by the lender under Loan A plus one-half of one percentage point, provided that the applicable interest rate shall not be less than six percent nor more than eight and one-half percent per annum. Currently, Loan A bears interest at the rate of eight and one-half percent per annum. Loan B bears interest at the rate equal to the prime rate of interest charged from time to time by the lender under Loan B plus five and one-half percentage points per annum. Currently, Loan B bears interest at the rate of 13.75% per annum. Loan C bears interest at the rate equal to the prime rate of interest charged from time to time by the lender under Loan C plus one percentage point, provided that the applicable interest rate shall not be less than six percent nor more than nine percent per annum. Currently, Loan C bears interest at the rate of nine percent per annum.



          The maturity dates of Loan A and Loan B previously had been extended several times and the Board of Directors believed that the current lenders under these two Loans would not extend these Loans further for any meaningful period without any assurance of repayment or, in the alternative, without the payment of significant extension fees, significant increases in the effective interest rates charged under these Loans and/or the loss of any negotiated payment discount. The Board of Directors reached these conclusions based principally upon the tenor of the Company's prior negotiations with the current lenders under Loan A and Loan B. The lenders of these two Loans, after extensive discussions with the Company, extended the maturity dates of these Loans primarily due to the Company's representation that it was actively engaged in negotiations with an entity to acquire these Loans. Moreover, the lender of Loan B agreed to provide the Company with an approximate $320,000 payment discount if the Company satisfied the obligations under Loan B by the September 1996 maturation date. The Company and the current lender of Loan C had previously negotiated a payment discount currently approximating $2.45 million conditioned upon the Company's satisfying this Loan by June 1996. The Company has been granted an extension, while not compromising the payment discount, until September 1996, to satisfy Loan C in consideration for the payment of a $125,000 extension fee and the Company's representation that it had entered into an agreement to consummate the Loan Transaction with the New Lender, the consummation of which transaction was subject to stockholder approval. Moreover, the Board of Directors had determined that it was critical that the Company settle Loan C by the September 1996 deadline and avail itself of the negotiated payment discount since the Company believed that it was highly unlikely that it could satisfy its payment obligations under Loan C at maturity. In any case, the lenders under Loans A, B or C could, upon the occurrence of a default under any of these Loans, put the Company in default under their Loans to the Company. The declaration of such default would also trigger the cross-default provisions contained in the Company's other material items of indebtedness. In such case, the Company's lenders would foreclose upon substantially all of the Company's principal assets, thereby eliminating any intrinsic or residual value to the Company's shares of Common Stock.



          The Board of Directors reasoned further that the Strategic Alliance, with its corresponding new long term loan, debt refinancing or restructuring or debt purchase, effectively would enable the Company to refinance the 1996 Loans over several years on acceptable terms, thereby affording the Company the opportunity, subject to then prevailing market conditions, to operate, refinance or sell its assets in an orderly manner in an effort to increase stockholder value. The Board of Directors also concluded that a Strategic Alliance with an entity experienced in, among other things, real estate and limited partnership matters could result in new business opportunities for the Company, not necessarily limited to the Company's current line of business. Moreover, the Company had determined that refinancing the 1996 Loans with new lenders could not be accomplished on terms acceptable to the Company or on terms as favorable to the Company as contained in the Loan Transaction. This determination was based upon the fact that the Company was unsuccessful in identifying new lenders who were willing to refinance the 1996 Loans on terms comparable to those contained in the Loan Transaction. In addition, the Board of Directors had concluded that the Company, without giving effect to the Loan Transaction, had no other source from which to satisfy the 1996 Loans at their maturity.



          For these reasons, and the synergies that could be created and maximized with the Strategic Alliance, the Company decided to seek the Strategic Alliance. While there can be no assurance that the Strategic Alliance will result in new business opportunities for the Company, the Board of Directors believes that the structure of the Strategic Alliance (i.e., NPM Capital's (as defined below) ability to acquire up to 49% of the outstanding Common Stock of the Company) provides NPM Capital with an economic incentive to maximize the value of the Company. NPM Capital, prior to the Closing (as defined below), is not expected to have introduced any new business opportunities to the Company. However, NPM Capital has advised the Company that following the consummation of the transactions contemplated by the Loan Transaction, NPM Capital and its affiliates will evaluate further the Company's business and assets for the purpose of determining and assessing possible new business opportunities for the Company. See "Background, Alternatives and General Business Considerations."



          On March 27, 1996, the Company, following the unanimous approval of its Board of Directors, entered into an Amended and Restated Loan Agreement, as further amended as of July 10, 1996 (the "Loan Agreement"), with NPM Capital LLC, a Delaware limited liability company ("NPM Capital"), whose principals and affiliates have over 20 years of experience in both real estate and limited partnership matters and the operation of businesses in the manufacturing and finance industries. NPM Capital has agreed to acquire 100% of the 1996 Loans (the "Debt Acquisition") owing to three of the Company's lenders (the "Lenders"). NPM Capital will consolidate the indebtedness of the Company acquired in the Debt Acquisition, will lend to the Company an amount (the "Advance") necessary for the Company to make regularly scheduled principal payments to a lender (the "Other Lender") of other indebtedness of the Company and consolidate all of such indebtedness into a single six year loan (the "Long Term Loan"). None of the Lenders or the Other Lender is an affiliate of the Company. A copy of the Loan Agreement is attached hereto as Exhibit A.



          The Company and NPM Capital reasonably believe that the aggregate amount to be paid by NPM Capital for the Debt Acquisition, including related closing costs, and giving effect to the payment discounts to be realized upon acquisition of the 1996 Loans (the "Debt Acquisition Price"), will be approximately $5.2 million and that the Advance to the Company will be $600,000 over time. As a result of the Debt Acquisition and the Advance, and NPM Capital's simultaneous consolidation of the 1996 Loans into the Long Term Loan, NPM Capital will hold a six-year promissory note, requiring periodic principal payments, bearing interest at the rate of 10.25% per annum (of which the Company is only required to pay the actual cash flow generated by certain mortgage assets and may defer and accrue payment of up to 5.25% per annum prior to the periodic principal prepayments) in the principal amount of approximately $8,950,000 (the "Note"). This sum represents the Debt Acquisition Price of approximately $4.7 million, the $600,000 Advance, the negotiated payment discount of approximately $2.8 million, the $350,000 that the Company and NPM Capital have agreed to add to the principal amount of the Note and NPM Capital's expenses incurred in connection with the Loan Transaction to the extent that such expenses exceed $175,000 (which excess is currently estimated to be approximately $500,000). Pursuant to the Loan Agreement, the Company and NPM Capital have agreed that if the approximate $2.8 million negotiated payment discount is reduced prior to the Closing (as defined below), then the aforementioned $350,000 payment by the Company will be increased by the amount of the decrease in such negotiated discount. As a result of the mandatory principal payments required under the Note (and assuming that such payments are made when required) and the inclusion in the principal amount of the Note of the approximate $2.8 million of negotiated payment discounts and the additional $350,000 that the Company and NPM Capital have agreed to add to the principal amount of the Note as a result of, among other things, the consolidation by NPM Capital of the 1996 Loans and the Advance into the Long Term Loan, NPM Capital and its affiliates will effectively receive an internal rate of return on their loan to the Company of approximately 27.5% per annum. See "Terms of Amended and Restated Loan Agreement."



          In connection with the Loan Transaction, the Company and NPO Management LLC, a Delaware limited liability company and an affiliate of NPM Capital ("NPO Management"), have entered into an Asset Servicing Agreement effective as of March 27, 1996 (the "Asset Servicing Agreement"). Pursuant to the Asset Servicing Agreement, among other things, NPO Management has begun providing the Company with administrative and advisory services relating to the assets of the Company and the Company's affiliated partnerships. In addition, in connection with the Loan Transaction, NPO Holdings LLC, a Delaware limited liability company and an affiliate of NPM Capital and NPO Management ("NPO Holdings"), has agreed to acquire from the Company at the closing of the transactions contemplated by the Loan Agreement (the "Closing") (i) 1,000,000 shares of Common Stock of the Company (representing approximately 7% of the outstanding Common Stock of the Company) for $200,000 ($0.20 per share), (ii) shares of a newly created class of Preferred Stock for an aggregate purchase price of $1,000, which shares of Preferred Stock will enable the holders to elect a special purpose Director to the Board of Directors but will not entitle the holders to any regular annual or cumulative dividends or other material preferential rights and (iii) Warrants to purchase an additional number of shares of Common Stock at $0.16 per share which, when added to the 1,000,000 shares of Common Stock to be acquired by NPO Holdings at the Closing (and any other shares of Common Stock then owned by the Warrantholders and their affiliates, including shares issuable upon the exercise of the Warrants), will represent, on a fully diluted basis, 49% of the outstanding shares of Common Stock of the Company (collectively, the "Securities Purchases"). See "Terms of Asset Servicing Agreement," "Terms of Stock Purchase Agreement," "Terms of Securities Purchase Agreement" and "Proposal No. 3 - Condition Precedent to Loan Transaction: Approval of Amendment to Certificate of Incorporation to Create Class of 100 Shares of Preferred Stock to be Issued at $10.00 per Share Entitling the Holders Thereof to Elect Special Purpose Director."



          On the whole, the Board of Directors of the Company believes that the Loan Transaction and the associated Strategic Alliance, which results in the Company being affiliated with an entity that could present new business opportunities to the Company, is the only viable alternative available to the Company in its efforts to continue as a going concern. Refinancing the 1996 Loans with new lenders on terms as favorable to the Company as those contained in the Loan Transaction (i.e., a six year term, a fixed interest rate and the ability to defer interest payments) could not be achieved. Moreover, dealing with one lender on a long-term basis is more manageable to the Company than dealing with numerous lenders with respect to numerous loans over time.


          Consummation of the Loan Transaction, including the Loan Agreement, the Debt Acquisition, the Asset Servicing Agreement and the Securities Purchases, is conditioned upon, among other things, the Loan Transaction being approved by a majority of the Company's outstanding shares of Common Stock present at the Meeting, whether in person or by proxy. The transactions encompassed by the Loan Agreement, the Asset Servicing Agreement and the Securities Purchases constitute significant and indivisible aspects of the Loan Transaction. Accordingly, a vote by a stockholder in favor of the Loan Transaction (Proposal No. 2) will be deemed a vote in favor of each of the Loan Agreement, the Asset Servicing Agreement, the Securities Purchases and the transactions contemplated thereby.

          General information with respect to NPM Capital and its affiliates (including NPO Management and NPO Holdings) is included elsewhere in this Proxy Statement. Such information has been supplied by the management of NPM Capital. Although the Company does not know of any misstatement or omission in the information supplied by the management of NPM Capital, the Company does not assume responsibility for its accuracy or completeness or for any failure by NPM Capital to disclose to the Company events that may have occurred and may affect the significance or accuracy of any such information.

          Attached hereto as Exhibits A through H are copies of the Loan Agreement and the Asset Servicing Agreement, the documents governing the Securities Purchases and the form of the Note (collectively, the "Related Documents"). The following description of the Loan Transaction, the Loan Agreement and the Related Documents is only a summary, is necessarily general and is not complete. The entire discussion is qualified in its entirety by reference to Exhibits A through H attached hereto. INASMUCH AS THE LOAN TRANSACTION IS OF GREAT IMPORTANCE TO THE COMPANY AND ITS STOCKHOLDERS AND CONSUMMATION OF THE LOAN TRANSACTION WOULD HAVE A DILUTIVE EFFECT ON THE RELATIVE EQUITY INTERESTS OF STOCKHOLDERS IN THE COMPANY, ALL STOCKHOLDERS ARE URGED STRONGLY TO READ THE ATTACHED DOCUMENTS CAREFULLY AND IN THEIR ENTIRETY AND NOT TO RELY ON THE SUMMARY DESCRIPTION THAT FOLLOWS.

     BACKGROUND, ALTERNATIVES AND GENERAL BUSINESS CONSIDERATIONS


          As set forth above, during early 1995, the Board of Directors determined, principally in light of the Company's short term liquidity problems and the necessity to satisfy Loans A and B when they became due and to benefit from the use of the significant payment discount associated with Loan C in the structuring of a loan transaction, that a Strategic Alliance was in the best interests of the Company. There was serious concern among the Company's Directors as to whether the Company could continue as a going concern if a Strategic Alliance, consisting of both, a new long term loan, a debt refinancing or restructuring or a debt purchase, and the possibility of new business opportunities, was not consummated with some third party. The Board of Directors had also concluded that the Company, without giving effect to the Loan Transaction, would have no other source from which to satisfy the 1996 Loans as they matured. If the Loan Transaction is not consummated, the Company will default on its payments under Loans A and B. These defaults will trigger the cross-default provisions contained in the Company's other material items of indebtedness. In such event, the Company's lenders will foreclose upon substantially all of the Company's principal assets, thereby eliminating any intrinsic or residual value to the shares of the Company's Common Stock. As such, the Board of Directors has determined that the consummation of the Loan Transaction and the associated Strategic Alliance was the only viable alternative available to the Company which could result in the Company's continuing as a going concern. In this regard, the Board of Directors retained an independent investment banker to introduce potential Strategic Alliance entities to the Company.



          During 1995, numerous potential Strategic Alliance entities were introduced to the Company, including affiliates of NPM Capital. Many of these potential Strategic Alliance entities reviewed information supplied to them by the Company relating to the Company's operations and financial condition. Following extensive discussions and negotiations with several of these entities, the Board of Directors determined that there were only two viable Strategic Alliance entities, one of which was NPM Capital. Following further discussions and negotiations, and after receiving indications that the other potential Strategic Alliance entity was not interested in pursuing a Strategic Alliance with the Company, in September 1995, the Company entered into a letter of intent with the principals of NPM Capital to proceed with the Loan Transaction. The Board of Directors of the Company had further determined not to pursue the Strategic Alliance with any of the other potential Strategic Alliance entities because certain of such entities were requiring, as part of their proposals, that the Company sell to them a loan which the Company did not desire to sell. This loan was subsequently satisfied by the Company at a significant discount. The Board of Directors also questioned seriously whether certain of the other potential Strategic Alliance entities would be capable of introducing viable new business opportunities to the Company. In addition, the Board of Directors did not feel comfortable doing business with certain other potential Strategic Alliance entities. Following an exclusive due diligence period, NPM Capital, in December 1995, advised the Company of its intention to proceed with the Loan Transaction.



          On March 27, 1996, the Board of Directors of the Company unanimously approved the Loan Transaction and the consummation of the transactions contemplated thereby. This decision was based, in part, on (i) the Board of Directors' assessment that the proposal submitted by NPM Capital satisfied the criteria for a Strategic Alliance in that (a) the Debt Acquisition and the Advance by NPM Capital and its simultaneous consolidation of this indebtedness into the Long Term Loan, effectively, would refinance the Company's 1996 Loans over a six year period, thereby affording the Company the opportunity, subject to then prevailing market conditions, to operate, refinance or sell its assets in an orderly manner in an effort to increase stockholder value and that (b) the principals and affiliates of NPM Capital and NPO Management, with over 20 years experience in real estate, limited partnership and other matters, and expertise in maximizing the value of assets on a cost-effective basis, could provide the Company with new business opportunities not necessarily limited to the Company's current line of business, (ii) the Board of Directors belief that the 1996 Loans could not meaningfully be extended or refinanced with the existing lenders, in which case the Company would be faced with liquidation
     (iii) the Board of Directors' assessment that the terms encompassing the proposal submitted by NPM Capital, in their entirety, were the most favorable that the Company could obtain after having canvassed the market, with its investment banker, for entities interested in the Strategic Alliance or in refinancing the Company's 1996 Loans, (iv) the fact that the $0.20 per share purchase price to be paid by NPO Holdings and its affiliates at the Closing for 1,000,000 shares of the Company's Common Stock was reasonable given the fact that the 1,000,000 shares constituted restricted securities and that such shares could not be disposed of without a blockage discount and (v) the opinion of Duff & Phelps Capital Markets Co. ("Duff & Phelps"), independent financial advisors to the Company and NPM Capital, that the exercise price of the Warrants of $0.16 per share is greater than the fair market value of the underlying stock specific to the Warrants as of the date of Duff & Phelps' opinion. See "Terms of Securities Purchase Agreement--Warrants."



          As a result of the Loan Transaction and the associated Securities Purchases, the Company will (i) issue and sell to NPM Capital and its affiliates 1,000,000 shares of Common Stock for $200,000, (ii) issue them Warrants to acquire additional shares of Common Stock at $0.16 per share which, when added to the 1,000,000 shares to be acquired at the Closing (and any other shares then owned by them, including shares issuable upon the exercise of the Warrants) will represent, on a fully diluted basis, 49% of the outstanding shares of Common Stock of the Company, (iii) issue and sell to them shares of Preferred Stock which will enable them to elect a special purpose Director to the Board of Directors but will not entitle them to any regular annual or cumulative dividends or other material preferential rights and (iv) issue a six-year Note, requiring periodic principal payments, bearing interest at the rate of 10.25% per annum of which the Company is only required to pay the actual cash flow generated by certain mortgage assets and may defer and accrue payment of up to 5.25% per annum prior to the periodic principal prepayments), in the principal amount of approximately $8,950,000. If the Company could renegotiate the 1996 Loans with the current lenders, which the Board of Directors of the Company does not think is possible, the Company would, more likely than not, have to forfeit any negotiated payment discounts, and be obligated to pay an aggregate of approximately $7.5 million with respect to the 1996 Loans. (Loans A, B and C would have outstanding principal balances of $600,000, $1,850,000 and $5,000,000, respectively.) The 1996 Loans would continue to accrue interest at floating rates currently ranging from 8 1/2% to 13 1/4% per annum. Moreover, the Company, even if it could get the current lenders of Loans A and B to renegotiate the terms of such Loans, more likely than not, would be required to pay the current lenders of such Loans significant fees and increased interest rates in consideration for their agreements to renegotiate or refinance these Loans and such Lenders would not, in the opinion of the Board of Directors, agree to renegotiate maturity dates for the 1996 Loans which would extend out six years, as proposed by NPM Capital.



          Subsequent to the execution of the Loan Agreement, the Company received an indication of interest from certain stockholders of the Company who were considering lending the Company up to $6 million (of which only $2 million was guaranteed at the time of delivery of the indication of interest), with interest thereon accruing at the highest prime rate of interest from time to time charged plus eight percentage points, in order to help alleviate the Company's liquidity problems. After reviewing this indication of interest, the Company reaffirmed its decision to proceed with the Loan Transaction. This reaffirmation was based upon several factors, including, without limitation, (i) the Board of Directors' determination that the indication of interest did not satisfy both of the criteria for the Strategic Alliance in that the Board of Directors believed that it did not appear reasonable, based upon the background and experience of the proponents of the indication of interest, that these proponents could realistically present new business opportunities to the Company in that they did not control or have access to businesses compatible to the Company's business, (ii) the Board of Directors' uncertainty as to whether certain conditions to the indication of interest could be satisfied, including (a) complete financing of the transaction contemplated by the indication of interest (the proposal incorporating the indication of interest could not guaranty, as of the time of the proposal, financing in excess of $2,000,000) and (b) NPM Capital's release of the Company and the proponents of the indication of interest from any liability resulting from the termination of the Loan Agreement (NPM Capital advised the Company that no such release would be given), (iii) the Board of Directors' determination, based upon the advice of counsel, that the Company's failure to continue to use its best efforts to consummate the transactions contemplated by the Loan Agreement would constitute a breach by the Company of the Loan Agreement that could potentially expose the Company to substantial damages which could materially adversely affect the Company and
     (iv) the Board of Directors' conclusion, after contrasting in their entirety the transactions contemplated by the Loan Transaction and the indication of interest, that the perceived long term benefits to the Company offered by the Loan Transaction (that NPM Capital was not only providing capital and potential new business opportunities but real estate and financial expertise as well) outweighed the benefits that may have been derived by the Company from the indication of interest.



          While the Board of Directors is optimistic that the Strategic Alliance will address the Company's foreseeable liquidity problems in connection with the 1996 Loans, the Board of Directors does not expect the Strategic Alliance to eliminate the Company's continuing operating cash flow problems. Even after consummation of the Strategic Alliance, the Company will continue to have to rely upon the sale or refinancing of its assets to meet current expenses. The timing of these sales, however, may be delayed, if possible, since the consummation of the Loan Transaction will address the Company's foreseeable liquidity problems in connection with the 1996 Loans. Delaying these sales will allow the Company to more effectively market its properties and allow NPO Management to use its expertise to strategically enhance the value of the Company's assets prior to their sale. Moreover, consummation of the Loan Transaction will result in the Company's not being forced to accept unsatisfactory sales prices resulting from hurried and forced sales of its assets. The Board of Directors is optimistic that the Company, with the assistance and expertise that NPO Management is providing pursuant to the Asset Servicing Agreement, will be able to maximize the value of its assets so that future asset sales and refinancings can be on favorable terms to the Company, thereby increasing stockholder value.



          Moreover, the Board of Directors is hopeful that the proposed Strategic Alliance with NPM Capital and its affiliates will ultimately provide new business opportunities for the Company which may enable the Company to overcome its operating cash flow shortfalls. NPM Capital, prior to Closing, is not expected to have introduced any new business opportunities to the Company. However, NPM Capital has advised the Company that following the consummation of the transactions contemplated by the Loan Transaction, NPM Capital and its affiliates will evaluate further the Company's business and assets for the purpose of determining and assessing possible new business opportunities for the Company. While the Company believes that NPM Capital and its affiliates, with over 25 years of experience in owning, operating, financing and selling operating companies in a variety of manufacturing and financing businesses and real estate investments, have the ability to introduce new business opportunities to the Company that could improve stockholder value, there can be no assurance, however, that NPM Capital will successfully introduce any new businesses to the Company or that the Company will be able to continue to meet its operating expenses in the short term or that the Strategic Alliance, if consummated, will provide long term solutions to the Company's operating cash flow problems. See "Terms of Amended and Restated Loan Agreement--NPM Capital."



          As a result of the complex nature of the transactions comprising the Loan Transaction, it is possible that, following an audit, if any, of the Company, the Internal Revenue Service (the "IRS") could assert that certain consequences of the Loan Transaction have the effect of limiting or eliminating all or a portion of the Company's net operating loss carryforwards. While the Company will not seek an advance ruling from the IRS regarding the affect of the Loan Transaction, it is the opinion of Reid & Priest LLP, counsel to the Company, that the transactions contemplated by the Loan Transaction should not result in a limitation or elimination of the Company's net operating loss carryforwards under Code Section 382. Since opinions of counsel are not binding on the IRS, the Company's treatment with respect to its net operating loss carryforwards as a result of the Loan Transaction could be challenged by the IRS. Further, since counsel's opinion sets forth the analyses, risks and qualifications with respect to such opinion, stockholders are urged to review the information concerning the Company's use of its net operating loss carryforwards in the section entitled "Analysis of Certain Federal Income Tax Considerations Affecting the Company's Net Operating Losses" attached hereto as Exhibit H. Copies of Reid & Priest LLP's opinion to the Company will be made available, without charge, to stockholders upon written request for the same addressed to the Secretary of the Company at the Company's principal executive offices.



          In connection with its approval of the Loan Transaction, the Board of Directors also elected for the Loan Transaction, including the associated Securities Purchases, to be excluded from the purview of Article Ninth of the Company's Certificate ("Article Ninth"), and Section 203 of the Delaware General Corporation Law (the "DGCL"). In general, each of Article Ninth and Section 203 of the DGCL ("Section 203") details certain procedural and other requirements, including obtaining supermajority disinterested stockholder approval, in order to consummate certain business combinations and other material transactions between the Company and a "control person" (with respect to Article Ninth) or an "interested stockholder" (with respect to Section 203). A control person and an interested stockholder are defined, generally, as the beneficial owners of 10% or more, and 15% or more, respectively, of the Company's outstanding voting securities, taking into account shares to be acquired pursuant to the exercise of a warrant or option.


          Upon consummation of the Loan Transaction and the associated Securities Purchases (pursuant to which NPM Capital and its affiliates, including NPO Holdings and NPO Management, will be deemed to become the beneficial owners of 49% of the Company's outstanding voting securities), NPM Capital and its affiliates, including NPO Holdings and NPO Management, will become "control persons" for purposes of Article Ninth and "interested stockholders" for purposes of Section 203. If the Board of Directors did not elect for the Loan Transaction and the associated Securities Purchases to be excluded from the purview of Article Ninth and Section 203, then, generally, the Company would be prohibited, during the three year period immediately following the Closing of the Loan Transaction, from effecting certain business combinations and other material transactions with NPM Capital or its affiliates unless the holders of not less than two-thirds of the outstanding shares of Common Stock of the Company (excluding NPM Capital and its affiliates) approve such business combination or other material transaction and certain other fair price and procedural requirements are satisfied. By excluding the Loan Transaction and the associated Securities Purchases from the purview of Article Ninth and
     Section 203, the Board of Directors has enabled the Company to enter into transactions potentially favorable to the Company with NPM Capital or its affiliates without procuring disinterested stockholder approval of the same.

          In support of its decision to exclude the Loan Transaction and the associated Securities Purchases from the purview of Article Ninth and
     Section 203, the Board of Directors concluded that one of the goals of the Strategic Alliance was to locate a person who could introduce new business opportunities to the Company, including opportunities involving such person. By excluding the Loan Transaction and the associated Securities Purchases from the purview of Article Ninth and Section 203, and thereby excluding NPM Capital and its affiliates from the definitions of control persons (for purposes of Article Ninth) and interested stockholders (for purposes of Section 203), the Board of Directors has eliminated an impediment that could otherwise jeopardize an advantageous commercial relationship or business venture involving the Company and NPM Capital or its affiliates. NPM Capital has advised the Company that following the consummation of the transactions contemplated by the Loan Transaction, NPM Capital and its affiliates will evaluate further the Company's business and assets for the purpose of determining and assessing possible new business opportunities for the Company.

          Exclusion of the Loan Transaction and the associated Securities Purchases from the purview of Article Ninth and Section 203 in no way, however, affects the fiduciary obligation of the Board of Directors to the Company's stockholders in respect of transactions and ventures involving the Company and NPM Capital or its affiliates.

     TERMS OF AMENDED AND RESTATED LOAN AGREEMENT

          THE FOLLOWING DESCRIPTION OF THE LOAN TRANSACTION AND RELATED DOCUMENTS IS ONLY A SUMMARY, IS NECESSARILY GENERAL AND IS NOT COMPLETE. IN VIEW OF THE IMPORTANCE OF THIS TRANSACTION TO THE COMPANY AND ITS STOCKHOLDERS, STOCKHOLDERS ARE URGED STRONGLY TO READ THIS PROXY STATEMENT IN FULL, INCLUDING THE FULL TEXT OF THE LOAN AGREEMENT AND THE RELATED DOCUMENTS. THE FOLLOWING DISCUSSION IS QUALIFIED IN ITS ENTIRETY BY THE ACTUAL TEXT OF THE DOCUMENTS ATTACHED HERETO.

          General


          On March 27, 1996, the Company, following the unanimous approval of its Board of Directors, entered into the Loan Agreement with NPM Capital. Pursuant to the Loan Agreement, among other things, NPM Capital agreed to consummate the Debt Acquisition and to make the Advance to the Company.
     Two of the three loans being purchased as part of the Debt Acquisition (Loan A and B) are due and payable in August 1996 and September 1996, respectively. The third loan comprising the Debt Acquisition (Loan C) is not yet due, but a significant payment discount has been negotiated if this Loan is satisfied by September 30, 1996. The holders of Loans B and C, however, have agreed to discount the settlement amounts of these loans by approximately $320,000 and $2.45 million, respectively, if these Loans are satisfied prior to September 30, 1996. As of July 11, 1996, the Company was indebted to the Lenders under the 1996 Loans in the approximate aggregate amount of $7.5 million. As of July 11, 1996, the Company was indebted to the Other Lender in the approximate amount of $1.5 million, with the next regularly scheduled quarterly principal payment of $87,500 due on July 31, 1996.



          As a result of the Debt Acquisition and the Advance, and NPM Capital's simultaneous consolidation of the 1996 Loans into the Long Term Loan, NPM Capital will hold the Note in the principal amount of approximately $8,950,000. This sum represents the Debt Acquisition Price of approximately $4.7 million, the $600,000 Advance, the negotiated payment discount of approximately $2.8 million, the $350,000 that the Company and NPM Capital have agreed to add to the principal amount of the Note and NPM Capital's expenses incurred in connection with the Loan Transaction to the extent that such expenses exceed $175,000 (which excess is currently estimated to be approximately $500,000). The Company has agreed to include the above-referenced $350,000 in the Note because it believes that the Debt Acquisition and the Advance, and the resulting consolidation of such indebtedness into the Long Term Loan, affords the Company the opportunity, subject to then prevailing market conditions, to operate, refinance or sell its assets in an orderly manner in an effort to increase stockholder value and that the Company's ability to defer the payment of significant amounts of interest under the Note and fees under the Asset Servicing Agreement will assist the Company in managing its operating cash flow problems. Pursuant to the Loan Agreement, the Company and NPM Capital have agreed that if the approximate $2.8 million negotiated payment discount is reduced prior to the Closing, then the aforementioned $350,000 payment by the Company will be increased by the amount of the decrease in such negotiated discount. See "--The Note" and "Terms of Asset Servicing Agreement."


          NPM Capital

          NPM Capital was formed in March 1996 principally for the purpose of effecting the Loan Transaction and to date, has no other business operations. NPM Capital is owned and controlled by the principals of National Financial Companies LLC, a Delaware limited liability company ("NFC"), Omni Partnership Services, Inc., a Delaware corporation ("Omni"), and Pembroke Companies, Inc., a New Jersey corporation ("Pembroke").

          NFC is a privately held investment and management firm specializing in equity investments in, and the operation of, middle-market companies and business and real estate ventures. The principals of NFC and certain of their affiliates currently own controlling interests in several operating companies, including Bulova Technologies L.L.C., which is engaged in defense and commercial manufacturing, National Auto Finance Company L.P. and Auto Credit Clearinghouse L.P., each of which specializes in non-prime auto financing, Hospitality Finance Company L.P., which is engaged in commercial financing of furniture, fixtures, and equipment to the hospitality industry, Environmental Systems and Services, Inc., which is engaged in environmental consulting, National Metalworking Corporation, which is engaged in manufacturing metal parts and products, and several equipment leasing portfolios and real estate interests.

          Omni and its affiliates are diversified financial services companies specializing in providing administrative and management services to limited partnerships and other businesses. Omni manages or provides administrative and partnership services, including the facilitation of all investor communications, cash distributions and solicitation services, to approximately 450 limited partnerships that are comprised of an aggregate of more than 50,000 partners. Omni also acts as transfer agent for its client partnerships, coordinating the administrative, legal and accounting functions to properly record changes in title. Omni further operates an independent valuation service providing, on a fee basis, fair market value analysis to estate and qualified plans which own limited partnerships that are not publicly traded. Omni is also affiliated with Millennium Financial Services, Inc., a Delaware corporation ("Millennium"). Millennium provides collection services for 25 major banks throughout the United States with a collection portfolio in excess of $40 million. Millennium specializes in the collection of limited partner promissory notes, recovering over $60 million on behalf of its clients over the past five years, and has entered into a separate agreement with the Company with respect to the collection of limited partner notes held by the Company. See "Terms of Asset Servicing Agreement."

          Millennium utilizes the legal services of the New York City law firm of Jacobs and Simms in connection with litigation matters pertaining to Millennium's collection activities. The principals of Jacobs & Simms are also principals of Omni and Millennium.

          Pembroke specializes in equity investments in a variety of venture capital, commercial finance and real estate investments. The sole stockholder of Pembroke is one of the principals of NFC.

          Over the past 25 years, the principals and affiliates of NFC, Omni and Pembroke have owned, operated, financed and sold numerous operating companies which have been engaged in a variety of manufacturing and financing businesses and real estate ventures. As described above, the principals and affiliates of NFC, Omni and Pembroke have significant experience in the acquisition, financing and management of commercial real estate, particularly net leased real estate, and in the management of limited partnerships, including with respect to legal, tax and administrative matters.

          The Note

          The principal amount of the Note, and accrued interest thereon, shall be paid in installments in the amounts and on the dates specified therein and (unless sooner paid by prepayment, acceleration or otherwise, as provided in the Loan Agreement) shall be paid in full by the sixth anniversary date of the Closing of the Loan Transaction. The form of the
     Note is attached hereto as Exhibit B.

          Pursuant to the Note, and assuming no default by the Company thereunder, the Company shall pay to NPM Capital or any of its successors or assigns (together referred to as the "Holder") on or before the tenth day of each calendar month, an amount equal to 100% of the Cash Flow (as defined below) of the Company and its subsidiaries during the preceding calendar month; provided, however, that in the event the Company receives in excess of $10,000 of Cash Flow at any one time, the Company shall immediately pay all such Cash Flow to the Holder. For purposes of the Note, Cash Flow has been defined as, with respect to the Company and each of its subsidiaries for any period, the collective reference to the sum of
     (i) the gross proceeds generated by the Primary Collateral (as defined in the Note) (including, without limitation, all payments of interest and principal, all proceeds from the refinancing of any notes and mortgages (including, without limitation, the Underlying Mortgages and the Wrap Mortgages (each as defined in the Note)) and all proceeds of any payoff of, or sale of, or with respect to, any of the Primary Collateral), plus (ii)
                                                                     ----
     the excess of (a) the gross proceeds generated by all of the Wrap Notes (as
     -------------
     defined in the Note) and Wrap Mortgages included within the collateral securing the Other Secured Debt (as defined in the Note) (including, without limitation, all payments of interest and principal, all proceeds from the refinancing of any notes and mortgages (including, without limitation, the Underlying Mortgages and the Wrap Mortgages included within such collateral) and all proceeds of any payoff of, or sale of, or with respect to such collateral) over (b) any and all payments then due and
                                 ----
     payable under, or with respect to, such Other Secured Debt.

          Interest on the outstanding principal balance of the Note shall accrue at the rate of 10.25% per annum, compounded monthly; provided, however, that the Company, effectively, may defer and accrue up to 5.25% per annum of such interest charges. Interest shall be payable as and when payments out of Cash Flow are made by the Company. In the event that, for any fiscal year of the Company (a "Fiscal Year"), the Company fails to pay the Holder accrued interest at a rate of at least 5.00% per annum, compounded monthly (the "Annual Minimum Interest Payment"), then the Company shall make a further mandatory payment of accrued interest to the Holder in an amount equal to such shortfall on or before the thirtieth day after the expiration of such Fiscal Year.

          In addition to the foregoing Annual Minimum Interest Payments, the Company shall pay to the Holder, on or before the last day of the applicable calendar month set forth in the following chart, a sufficient amount of principal of, and accrued interest on, the Note in order (i) to reduce the then outstanding principal balance of the Note by an amount equal to the applicable percentage of the original principal amount of the Note set forth below (the "Applicable Percentage Reduction") and (ii) to pay the full accrued and unpaid interest on the entire outstanding principal balance of the Note as of such last day of such calendar month (such payments shall be referred to as "Installment Payments").

          Calendar Month After Closing Date    Applicable Percentage Reduction
          ---------------------------------    -------------------------------

          Last day of 18th Calendar Month                   15.0%
          Last day of 27th Calendar Month                   33.0%
          Last day of 36th Calendar Month                   50.0%
          Last day of 42nd Calendar Month                   67.0%
          Last day of 48th Calendar Month                   72.5%
          Last day of 54th Calendar Month                   80.0%
          Last day of 60th Calendar Month                   85.0%
          Last day of 66th Calendar Month                   92.0%
          Last day of 72nd Calendar Month                   100%

          The Company also shall pay to the Holder any and all cash and cash equivalents as and when received by the Company from the sale, issuance, conversion, transfer or distribution of capital stock of the Company, or rights, options, warrants or agreements with respect thereto, in excess of $250,000 in the aggregate, at any time prior to the full payment of moneys due under the Note.

          The Note may be prepaid voluntarily in whole or in part by the Company and is subject to acceleration upon default at the times and in the manner specified in the Loan Agreement. The Company's obligations under the Note will be secured by the Company's grant to NPM Capital of a security interest in all assets of the Company then not encumbered by liens securing other indebtedness of the Company, as specified in the Loan Agreement.





          Upon the consummation of the transactions contemplated by the Loan Transaction, affiliates of NPM Capital will be issued shares of Common Stock and Warrants to purchase additional shares of Common Stock such that NPM Capital and its affiliates will become the beneficial owners, on a fully diluted basis, of approximately 49% of the outstanding Common Stock of the Company. As such, NPM Capital and its affiliates will become affiliates of the Company. As a result of the mandatory principal payments required under the Note (and assuming that such payments are made when required) and the inclusion in the principal amount of the Note of the approximate $2.8 million of negotiated payment discounts and the additional $350,000 that the Company and NPM Capital have agreed to add to the principal amount of the Note (subject to adjustment as discussed above) as a result of, among other things, the consolidation by NPM Capital of the 1996 Loans and the Advance into the Long Term Loan, NPM Capital and its affiliates will effectively receive an internal rate of return on their loan to the Company of approximately 27.5% per annum. The negotiated discounts of approximately $2.8 million on the 1996 Notes will be amortized over the life of the Long Term Loan resulting in an effective interest rate to the Company for financial reporting purposes of 11.7%, exclusive of any amortization in connection with the issuance of the Warrants.


          Conditions Precedent to Closing of Loan Agreement

          The consummation of the Loan Agreement and, consequently, the Loan Transaction, is subject to a number of conditions which are set forth in
     Section 3 of the Loan Agreement. Such conditions include, but are not limited to, the following: (i) the Debt Acquisition shall have been consummated; (ii) each of the Loan Transaction, the Preferred Stock Amendment and the Stock Transfer Amendments (each as defined herein) shall have been approved by the stockholders of the Company; (iii) the performance units (considered to be stock appreciation rights) granted under the Company's Performance Plan shall have been canceled; (iv) the 1996 Option Plan of the Company shall have been ratified and approved by stockholders; (v) the Equity Documents (as defined in the Loan Agreement), generally consisting of stock options, Common Stock purchase warrants and convertible debentures, shall have been amended by the parties thereto in the manner agreed upon by the Company and NPM Capital; (vi) the Stipulation of Settlement Agreement, dated August 12, 1992, of the class action litigation entitled In re Kenbee Limited Partnerships Litigation, as
                         ---------------------------------------------
     amended, shall have been amended by all of the parties thereto in substantially the form agreed upon by the Company and NPM Capital and such amended Stipulation of Settlement Agreement shall have been approved finally by the courts having jurisdiction thereof; (vii) there shall not have occurred any Material Adverse Effect (as defined in the Loan Agreement) since December 31, 1995; and (viii) other usual conditions as are customary for a transaction of the type embodied by the Loan Agreement shall have been satisfied. See "Proposal No. 3--Condition Precedent to Loan Transaction: Approval of Amendment to Certificate of Incorporation to Create Class of 100 Shares of Preferred Stock to be Issued at $10.00 per Share Entitling the Holders Thereof To Elect Special Purpose Director," "Proposal No. 4--Condition Precedent to Loan Transaction: Approval of Amendments to Certificate of Incorporation and By-laws to Place Restriction on Transfer of Common Stock" and "Proposal No. 5--Condition Precedent to Loan Transaction: Approval of the 1996 Stock Option Plan in Connection with the Exchange of Certain Stock Appreciation Rights."

          Covenants

          The Loan Agreement contains numerous affirmative and negative covenants concerning the conduct of business by, and other activities of, the Company and its subsidiaries during the period in which the Company is indebted to NPM Capital or its affiliates and these covenants, as applicable, will continue during the period that any of the Warrants is outstanding or remains unexercised. See "Terms of Securities Agreement."

          The affirmative and negative covenants are set forth in Sections 6 and 7 of the Loan Agreement and include, without limitation, those that are usual and customary for a transaction of the type embodied by the Loan Agreement for an entity in comparable financial condition as the Company, including covenants requiring the Company and its subsidiaries (i) to use commercially reasonable efforts to actively seek, directly or indirectly, the refinancing of the Underlying Notes (as defined in the Loan Agreement) as soon as reasonably practicable upon terms reasonably acceptable, (ii) to use best efforts to collect the amounts owing under each of the Investor Notes and the other Investor Loan Documents (each as defined in the Loan Agreement), (iii) not to assume or permit to exist any additional indebtedness, other than as expressly provided in the Loan Agreement, (iv) not to sell, transfer or otherwise dispose of, except as expressly permitted by the Loan Agreement, any of the Company's properties or assets,
     (v) not to pay or agree to pay employee compensation in excess of certain stated maximum amounts, (vi) not to issue (except as expressly permitted by the Loan Agreement) any additional shares of capital stock or options, warrants or other securities exercisable or convertible into shares of capital stock, and (vii) not to make any changes in their capital structure, amend their Articles of Incorporation or By-laws, or make any changes in any of their business objectives, purposes or operations, except as required by the Loan Transaction.

          Termination


          In the event that the Closing shall not have occurred on or prior to September 30, 1996, for any reason or for no reason, including the failure by the Company's stockholders to approve the Loan Transaction, NPM Capital may, upon notice to the Company, terminate all of NPM Capital's obligations under the Loan Agreement and the Related Documents, provided, however, that upon such termination, the Company (i) shall be and remain liable to NPM Capital for any damages NPM Capital may suffer as a result of any breach by the Company of any obligation it has to indemnify NPM Capital under the Loan Agreement and (ii) the Company shall pay to NPM Capital up to $100,000 of NPM Capital's Transaction Expenses (as defined in the Loan Agreement) and a $300,000 "Break-Up" fee. In the event that each of the conditions precedent to the effectiveness of the obligations of NPM Capital are satisfied on or before September 30, 1996, but after the date that such conditions precedent are met, a Lender Default (as defined in the Loan Agreement) occurs, then the Company will not be required to pay the "Break-Up" fee.


     TERMS OF ASSET SERVICING AGREEMENT

          In connection with the Loan Transaction, the Company and NPO Management have entered into the Asset Servicing Agreement, pursuant to which, among other things, the Company has engaged NPO Management, on an exclusive basis, as an independent contractor to assist the Company in performing certain "Partnership Property Level Services" and certain "Partnership Administrative Services" on behalf of the Company in the Company's capacity as general partner of approximately 100 limited partnerships (the "Partnerships"), and to assist the Company and its affiliates in the supervision and management of the Company's other assets. The Company believes that the Asset Servicing Agreement is in the best interests of the Company and, as a result of the expertise and recommendations that it anticipates NPO Management providing, affords the Company an opportunity to maximize the value of the Company's assets while preserving cash flow without, due to the Company's ability to defer a portion of the annual service fee, as discussed below, any concomitant increase in cash required to meet current overhead. The Company's deferral of the annual service fee will provide the Company with the ability to preserve its cash flow during the term of the Asset Servicing Agreement, other than during the initial transition period which began upon the commencement of the Asset Servicing Agreement and during any period that the Company may be required to make severance payments to former employees
     whose positions have been eliminated.  See "--Servicing Fees."   A copy of
     the Asset Servicing Agreement is attached hereto as Exhibit C.

          NPO Management

          NPO Management, which was formed in March 1996 principally for the purpose of providing services under the Asset Servicing Agreement, is owned and controlled by NFC, Pembroke and Omni. Omni, which is an affiliate of Millennium, and its affiliates, are diversified financial services companies specializing in providing administrative and management services to limited partnerships and other operating businesses.

          The principals and affiliates of NFC, Pembroke and Omni have, in the aggregate, over 20 years experience in acquiring, developing, financing and disposing of net lease properties and managing and administering real estate limited partnerships. Currently, the principals and affiliates of NFC, Pembroke and Omni manage or provide administrative or partnership services, including the facilitation of all investor communications, cash distributions and solicitation services, to approximately 450 limited partnerships which are comprised of an aggregate of more than 50,000 partners.

          Services Provided

          The "Partnership Property Level Services" that NPO Management will provide include (i) evaluating each property owned by any of the Partnerships (the "Partnership Property"), advising the Company of potential sales price ranges that NPO Management deems appropriate for each such property, listing those properties which NPO Management believes to be saleable at the highest current return to the respective partnerships and obtaining offers to purchase such properties using consultants selected by NPO Management in connection with the Company's strategic asset evaluation and disposition program; (ii) coordinating all aspects of the refinancing of the indebtedness of the Partnerships upon terms acceptable to the Company; (iii) assisting the Company in obtaining and reviewing insurance certificates delivered by tenants of the Partnership Properties and confirming that such insurance is in full force and effect; (iv) assisting the Company in obtaining annual financial statements from the Partnership tenants; (v) providing other general assistance to the Company with respect to the relationships between the Partnerships and its tenants as specified in the Asset Servicing Agreement; and (vi) generally, maximizing the current value of the Partnership Property.

          The "Partnership Administrative Services" that NPO Management will provide include: (i) maintaining records of each of the limited partners in each of the Partnerships to assist in maintaining documentation for transfers of partnership interests, changes of addresses of limited partners and other similar transactions; (ii) assisting the Company in the preparation and distribution of tax returns and annual financial statements for certain Partnerships; (iii) assisting the Company in upgrading and redeveloping the Company's management information systems, including recommending appropriate hardware and software systems; (iv) assisting the Company in preparing and submitting solicitations to limited partners in the Partnerships to obtain any consents required for any sale, financing, refinancing, leasing, re-leasing or renovation of the Partnership Property or any other required consent; (v) assisting the Company and its counsel in analyzing the income tax consequences with respect to any of the Partnership Property; (vi) acting as a liaison and assisting the Company in communications with the Partnerships, the limited partners of the Partnerships and the Partnership tenants; and (vii) providing cash management services to the Company.

          In addition, under the Asset Servicing Agreement, NPO Management will assist the Company in performing the following asset and mortgage servicing services with respect to the following assets of the Company:

               Mortgages. NPO Management will (a) coordinate all aspects of the refinancing of Underlying Mortgages (as defined in the Asset Servicing Agreement) upon terms acceptable to the Company, (b) engage consultants to list and offer for sale the Mortgages (as defined in the Asset Servicing Agreement) for prices and upon terms approved by the Company and manage all aspects of any such sale to the extent approved by the Company, (c) assist the Company in collecting payments due under the Mortgages and provide loan servicing services to the Company with respect to the Mortgages; and (d) act as liaison and coordinate all communications between the Company and the obligors under the Mortgages.

               Investor Notes. NPO Management will assist in monitoring the collection and reporting services provided by Millennium with respect to certain promissory notes owned by the Company executed by certain limited partners in certain Partnerships (the "Investor Notes") and will act as liaison and manage all communication between the Company and Millennium with respect to the Investor Notes.

          In addition, NPO Management will provide to the Company and its subsidiaries and their affiliates asset services with respect to certain real property and limited partnership interests owned by the Company and certain master leases (the "Master Leases") pursuant to which the Company's subsidiaries and their affiliates have leased, and subsequently re-leased, commercial space from certain limited partnerships of which affiliates of the Company are the general partner. With respect to such assets, NPO Management will engage and oversee the work of asset managers, property managers and other consultants, will make recommendations with respect to any proposed alterations to any such assets, will monitor the performance of the Master Leases, and provide other asset management services.

          NPO Management is required to use its commercially reasonable efforts to perform its obligations under the Asset Servicing Agreement pursuant to a standard of professional service provided by other asset management firms in the industry providing the types of asset management and partnership administrative services which are similar to the services described in the Asset Servicing Agreement.

          Servicing Fees

          In consideration for the services to be provided by NPO Management under the Asset Servicing Agreement, the Company shall pay to NPO Management a servicing fee at the rate of $600,000 per year, less the 20% Collection Amount (as defined below), payable in 12 equal monthly installments of $50,000. The servicing fee will be increased annually after the third anniversary of the date of the Asset Servicing Agreement to account for inflation. For purposes of the Asset Servicing Agreement, the 20% Collection Amount means 20% of all net amounts collected on each Investor Note which is actually received and retained by Millennium or Millennium's affiliates in accordance with the terms of Millennium's agreement with the Company. Pursuant to Millennium's agreement with the Company, Millennium has been retained by the Company to collect and service the Investor Notes for the account of the Company.

          The Asset Servicing Agreement further provides that in the event that Non-Primary Collateral Cash Flow (as defined in the Asset Servicing Agreement and from which the monthly servicing fee is intended to be paid) is not sufficient in any month to pay the entire servicing fee then due, then, any unpaid portion of such monthly servicing fee may be deferred by the Company (subject to the limitations discussed below) and will bear interest at the rate of 15% per annum, compounded monthly, until the earlier to occur of (i) the existence of sufficient Non-Primary Collateral Cash Flow to pay all deferred servicing fees and accrued interest thereon and all then due and owing servicing fees or (ii) the expiration or earlier termination of the Asset Servicing Agreement.

          Deferred and unpaid servicing fees (excluding accrued and unpaid interest thereon) may not, however, exceed $600,000 at any time prior to 90 days after the second anniversary date of the Asset Servicing Agreement (the "Second Anniversary Date"), $450,000 during the time period commencing 91 days after the Second Anniversary Date and ending 90 days thereafter, $300,000 during the time period commencing 91 days after the Second Anniversary Date and ending 180 days after the Second Anniversary Date or $150,000 during the time period commencing 181 days after the Second Anniversary Date and ending 270 days after the Second Anniversary Date.

          The Company has advised NPO Management that the Company anticipates that it will significantly defer payments, possibly up to the maximum amounts permitted, under the Asset Servicing Agreement. In light of the Company's projected restricted cash flow and its potential inability to pay the servicing fee on a current basis, the Company, to secure its obligations to NPO Management and in return for NPO Management's agreement to permit the Company to defer the monthly servicing fee as described above, has granted NPO Management a lien covering the Company's assets, subordinated only to liens then granted by the Company securing other indebtedness of the Company and the liens granted to NPM Capital pursuant to the Loan Agreement.

          Term

          The term of the Asset Servicing Agreement is seven years from the date of Closing of the Loan Transaction. Thereafter, the term of the Asset Servicing Agreement shall automatically renew for successive periods of three years each unless sooner terminated in accordance with the provisions of the Asset Servicing Agreement.

          Termination


          If the Closing of the Loan Agreement fails to occur for any reason or for no reason in accordance with the provisions thereof (including, if stockholders of the Company fail to approve the Loan Transaction), the Company shall be entitled to terminate the Asset Servicing Agreement by giving written notice of the same to NPO Management within 30 days after the termination of the Loan Agreement. In such event, NPO Management shall be entitled to payment, over a six month period, of all fees accrued and unpaid as of the date of such termination.


          The Company has no right to terminate the Asset Servicing Agreement unless an NPO Default thereunder has occurred. An NPO Default includes the occurrence of fraud or gross negligence in connection with the performance of NPO Management's duties under the Asset Servicing Agreement or felony conviction of, or by, any executive officer of NPO Management. NPO Management has, in addition to other contractual termination rights, the right to terminate the Asset Servicing Agreement upon 30 days written notice to the Company for any reason or no reason.

     TERMS OF STOCK PURCHASE AGREEMENT


          As part of the Loan Transaction, the Company has agreed, at the Closing, to sell and issue to NPO Holdings, and NPO Holdings has agreed to acquire from the Company, 1,000,000 shares of Common Stock of the Company in consideration for $200,000 (or $0.20 per share). This per share purchase price was determined by the Board of Directors of the Company to be reasonable given the fact that the 1,000,000 shares constitute restricted securities and that such shares could not be disposed of without a blockage discount.


          The terms and conditions of this stock purchase are embodied in the Stock Purchase Agreement attached hereto as Exhibit D (the "Stock Purchase Agreement"). The closing of the Loan Agreement is an express condition precedent to the closing of the Stock Purchase Agreement.

     TERMS OF SECURITIES PURCHASE AGREEMENT

          General

          As part of the Loan Transaction, the Company has also agreed, at the Closing, to (i) sell and issue to NPM Capital (or its designee), and NPM Capital (on behalf of itself and its designee) has agreed to acquire from the Company, 100 shares of a newly created class of Preferred Stock of the Company, par value $10.00 per share, for an aggregate purchase price of $1,000, which Preferred Stock will enable the holders thereof to elect a special purpose Director to the Board of Directors but will not entitle the holders to any regular annual or cumulative dividends or other material preferential rights and (ii) issue to NPM Capital (or its designee) the Warrants to purchase, at an exercise price of $0.16 per share, such additional shares of Common Stock which, when added to the 1,000,000 shares of Common Stock to be acquired by NPO Holdings pursuant to the Stock Purchase Agreement (and any other shares of Common Stock then owned by the Warrantholders and their affiliates), will represent, on a fully diluted basis, 49% of the outstanding Common Stock of the Company.

          The terms and conditions governing the Company's issuance of the Preferred Stock and the Warrants are embodied in the Securities Purchase Agreement attached hereto as Exhibit E (the "Securities Purchase Agreement"). The Company's obtaining stockholder approval to create the Preferred Stock and the closing of the Loan Agreement are express conditions precedent to the closing of the Securities Purchase Agreement. See "Proposal No. 3 - Condition Precedent to Loan Transaction: Approval of Amendment to Certificate of Incorporation to Create Class of 100 Shares of Preferred Stock to be Issued at $10.00 Per Share Entitling the Holders Thereof to Elect Special Purpose Director."

          Special Purpose Director


          Holders of the Preferred Stock will be entitled to nominate and elect a Director (the "Special Purpose Director") to the Board of Directors. The Special Purpose Director, however, will have no right to vote on or consent to matters presented for a vote at meetings of the Board of Directors other than with respect to certain bankruptcy matters. Such bankruptcy matters will require, for passage, the unanimous vote of the fully constituted Board of Directors (including the Special Purpose Director). The Special Purpose Director will have Board visitation rights and will be able to be removed without cause only by the holders of the then outstanding shares of Preferred Stock. The Special Purpose Director shall be paid $100 per year by the Company for his services. It is currently anticipated that if the Loan Transaction and the amendment to the Company's Certificate to authorize the creation of the Preferred Stock are approved by stockholders, NPM Capital (or its designee), the proposed holder of the Preferred Stock, will nominate and elect Keith B. Stein as the Special Purpose Director.
     Mr. Stein is currently a Managing Director of NFC, one of the entities that controls NPM Capital and its affiliates. For a more complete description of the powers, designations and other rights of the Preferred Stock and for more information concerning the proposed Special Purpose Director, see "Proposal No. 3 - Condition Precedent to Loan Transaction: Approval of Amendment to Certificate of Incorporation to Create Class of 100 Shares of Preferred Stock to be Issued at $10.00 Per Share Entitling the Holders Thereof to Elect Special Purpose Director."


          Warrants


          NPO Holdings (or its designee) will be entitled, as holder of the Warrants, to purchase from the Company, at any time before 5:00 p.m., New York time, on December 31, 2007 (the "Expiration Date"), such number of shares of Common Stock of the Company which, when added to the 1,000,000 shares of Common Stock to be acquired by NPM Capital and its affiliates pursuant to the Stock Purchase Agreement (and any other shares of Common Stock then owned by such Warrantholders and their affiliates), will represent, on a fully diluted basis, 49% of the outstanding Common Stock of the Company. Notwithstanding the foregoing, except under certain circumstances, no portion of the Warrants may be exercised prior to January 1, 1999 without the prior consent of the Board of Directors of the Company.


          The Warrants specify certain conditions under which the exercise price for, and the number of shares of Common Stock issuable under, the Warrants will be adjusted to reflect certain corporate actions, including stock splits and sales of shares of Common Stock. In addition to the customary anti-dilution provisions included in the Warrants relating to reorganizations, reclassifications, consolidations and mergers, the Warrants contain anti-dilution provisions which are designed to grant the holder of the Warrants the right to purchase additional shares of Common Stock each time currently outstanding options, warrants and other derivative securities are exercised so that the holder can always acquire (after taking into account their then owned shares of Common Stock and the shares of Common Stock owned by their affiliates) 49% of the outstanding Common Stock of the Company. The holder of the Warrants also will be granted certain demand and piggyback registration rights. Moreover, the Warrants provide that certain of the affirmative and negative covenants concerning the conduct of the business by, and other activities of, the Company and its subsidiaries during the period in which the Company is indebted to NPM Capital or its affiliates pursuant to the Loan Agreement will continue, notwithstanding the satisfaction of all such indebtedness, during the period that any of the Warrants is outstanding or remains unexercised.


          In connection with the proposed issuance of the Warrants, each of the Board of Directors of the Company and NPM Capital has received the opinion of Duff & Phelps, independent financial advisors, that, based upon and subject to the assumptions and reliances set forth in the opinion of Duff & Phelps, and as of the date of such opinion, the exercise price of the Warrants of $0.16 per share was greater than the fair market value of the underlying stock specific to the Warrants. A copy of the opinion of Duff & Phelps is attached hereto as Exhibit G.



          Duff & Phelps was retained jointly by the Company and NPM Capital to act as independent financial advisor to provide its opinion as to whether, as of the date of its opinion, the exercise price of the Warrants of $0.16 per share was greater than the fair market value of the underlying stock specific to the Warrants as of such date. Previously, Duff & Phelps had not provided any professional services to the Company, NPM Capital or any of their respective affiliates.



          In conducting its analysis and arriving at its opinion, Duff & Phelps reviewed and analyzed, among other things (i) the Securities Purchase Agreement, (ii) the Stock Purchase Agreement, (iii) the form of Warrant,
     (iv) the Loan Agreement, (v) the audited financial statements for the Company for the three years ended December 31, 1994, (vi) the unaudited interim financial statements for the Company for the year ended
     December 31, 1995, (vii) the Annual Report of the Company on Form 10-K for the year ended December 31, 1994 and a draft Annual Report of the Company on Form 10-K for the year ended December 31, 1995, (viii) the Quarterly Report of the Company on Form 10-Q for the three months ended September 30, 1995, (ix) documents relating to the settlement of the In re Kenbee Limited
                                                            --------------------
     Partnerships Litigation, the settlement of the In re Del-Val Financial
     -----------------------                        -----------------------
     Corp. Securities Litigation, and the various other settlement agreements of
     ---------------------------
     loans and litigation to which the Company is a party, (x) conditions and trends with respect to the markets where the Company has operated and currently operates, (xi) publicly available information concerning other companies deemed comparable, in whole or in part, to the Company and (xii) such other documents, financial studies and analyses deemed appropriate by Duff & Phelps.



          As background for its analysis, Duff & Phelps held discussions with members of the senior management of the Company, NPM Capital, and an affiliate of NPM Capital regarding the history, current business operations, financial condition, future prospects and strategic objectives of the Company.



          In performing its analysis and rendering its opinion, Duff & Phelps relied upon the accuracy and completeness of all information provided to it, whether obtained from public or private sources, and did not attempt to independently verify any such information. Duff & Phelps also took into account its assessment of general economic, market and financial conditions as well as its experience in securities and business valuation, in general, and with respect to similar transactions, in particular. Duff & Phelps did not make any independent appraisals of the assets or liabilities of the Company.



          In consideration for its analysis and the delivery of its opinion, Duff & Phelps will be paid an aggregate of $27,500, plus expenses, $10,000 of which has been paid to date. Each of the Company and NPM Capital will be responsible for one-half of Duff & Phelps' total fee and expenses.


          Neither the Warrants nor the shares of Common Stock underlying the Warrants will be registered under the Securities Act of 1933, as amended (the "Securities Act"). However, the Company has agreed that it will at all times maintain and keep available adequate public information and will file with the Commission all required reports under the Exchange Act in order to permit the use of Rule 144 promulgated by the Commission under the Securities Act.

          The form of the Warrants is attached hereto as Exhibit F.

     VOTE NEEDED FOR APPROVAL

          Although Delaware law does not require approval of the Loan Transaction by the Company's stockholders, such approval has been made a condition to Closing. Approval of the Loan Transaction requires the affirmative vote of a majority of the shares of Common Stock voting, in person or by proxy, at the Meeting. As a result of this voting requirement, the holders of a minority of the outstanding shares of Common Stock of the Company may have the ability to ratify the Loan Transaction.

          THE BOARD OF DIRECTORS HAS UNANIMOUSLY ADOPTED A RESOLUTION APPROVING THE LOAN TRANSACTION AND DECLARING ITS ADVISABILITY, AND HEREBY RECOMMENDS THAT THE STOCKHOLDERS OF THE COMPANY VOTE FOR THE LOAN TRANSACTION.


     IN CONNECTION WITH THE CONSUMMATION OF THE LOAN TRANSACTION, IT IS NECESSARY THAT STOCKHOLDERS OF THE COMPANY APPROVE THE MATTERS SET FORTH IN PROPOSALS 3, 4, AND 5 BELOW, EACH OF WHICH IS A CONDITION PRECEDENT (THAT MAY BE WAIVED OR MODIFIED BY NPM CAPITAL) TO THE CONSUMMATION OF THE LOAN TRANSACTION.


              PROPOSAL NO. 3 - CONDITION PRECEDENT TO LOAN TRANSACTION:
                APPROVAL OF AMENDMENT TO CERTIFICATE OF INCORPORATION
                   TO CREATE CLASS OF 100 SHARES OF PREFERRED STOCK
                    TO BE ISSUED AT $10.00 PER SHARE ENTITLING THE
                  HOLDERS THEREOF TO ELECT SPECIAL PURPOSE DIRECTOR

     GENERAL

          In connection with the consummation of the Loan Transaction, the Company and NPM Capital have entered into the Securities Purchase Agreement pursuant to which, among other things, the Company, at the Closing of the Loan Transaction, will sell and issue to NPM Capital, 100 shares of Preferred Stock in consideration for an aggregate of $1,000. Such Preferred Stock will enable the holders thereof to elect the Special Purpose Director to the Board of Directors of the Company but will not entitle the holders to any regular annual or cumulative dividends or other material preferential rights.

          Prior to the issuance of any shares of Preferred Stock, however, an amendment to the Certificate authorizing the Company to create a series of, and to issue, such shares of Preferred Stock must be effected. In this regard, the Board of Directors has adopted a resolution unanimously approving and recommending to the Company's stockholders for their approval, an amendment to Article FOURTH of the Certificate of Incorporation to provide therein for the authorization and creation of 100 shares of Class A Preferred Stock, par value $10.00 per share (the "Preferred Stock Amendment"). The text of proposed new Article FOURTH, which gives effect to the Preferred Stock Amendment, is attached hereto as
     Exhibit I.

     DESCRIPTION OF PREFERRED STOCK

          Voting Rights

          The holders of shares of Preferred Stock shall be entitled to nominate and elect the Special Purpose Director to the Board of Directors by a vote of a majority of the then outstanding shares of Preferred Stock voting as one class at a meeting of such holders or by written consent of the holders of a majority of such shares then outstanding. However, the Special Purpose Director, in accordance with Section 141(d) of the DGCL, will have no right to vote on, or consent to, matters presented for a vote at meetings of the Board of Directors other than with respect to matters relating to (i) the filing by the Company of a petition in bankruptcy pursuant to Title 11 of the United States Code (the "Bankruptcy Code") and
     (ii) in connection with the insolvency of the Company, the dissolution or liquidation of the Company or the making of a compromise or arrangement under applicable state law between the Company and its creditors who hold a substantial portion of the Company's indebtedness (collectively, the "Bankruptcy Matters"). As to any Bankruptcy Matter, the unanimous vote of the fully constituted Board of Directors (including, without limitation, the Special Purpose Director), will be required to constitute an act of the Board of Directors. Accordingly, the Special Purpose Director will have the ability to veto the filing by the Company of any voluntary petition in bankruptcy under the Bankruptcy Code.

          For so long as there is a Special Purpose Director, (i) he shall be entitled to notice of each meeting of the Board of Directors at the same time and in the same manner as notice is given to the other Directors; (ii) he shall be entitled to attend in person all meetings held in person and to participate in telephone or other meetings of the Board of Directors; (iii) he shall be provided by the Company copies of all notices, minutes, consents, and all other materials or information that the Company provides to the other Directors of the Company with respect to meetings of the Board of Directors, or otherwise, at the same time such materials and information are given to the other Directors of the Company; (iv) if the Board of Directors proposes to take any action by written consent in lieu of a meeting, he shall be given written notice thereof prior to the effective date of such consent describing in reasonable detail the nature and substance of such action; and (v) he shall, except as otherwise provided in the Certificate, enjoy all rights, privileges and benefits conferred upon Directors of the Company by the Certificate, the Company's By-laws or by law, including, without limitation, with respect to indemnification and advancement of expenses.

          The Special Purpose Director may be removed without cause only by the holders of the then outstanding shares of Preferred Stock. Any vacancy in the position of Special Purpose Director shall be filled only by the holders of the then outstanding shares of Preferred Stock. The Special Purpose Director shall be paid $100 per year by the Company for his services.

          It is currently anticipated that if stockholders approve this Proposal No. 3, the holders of the Preferred Stock will nominate and elect Keith B. Stein as the Special Purpose Director. Mr. Stein, age 38, currently is a Senior Managing Director of NFC and has served as a principal of NFC since January 1995. From 1993 through December 1994, Mr. Stein was Senior Vice President, Secretary and General Counsel of WestPoint Stevens Inc., a textile manufacturer, where he assisted in leading that company through its complete recapitalization, involving over $1.5 billion of equity, debt and securitization transactions. For more than ten years prior to his affiliation with WestPoint Stevens Inc., Mr. Stein was engaged in private legal practice, primarily with the law firm of Weil, Gotshal & Manges, New York, New York, during which time he represented clients in all aspects of corporate finance, mergers and acquisitions, securities and restructuring transactions and the representation and restructuring of numerous real estate limited partnerships. Mr. Stein is a graduate of the Emory University School of Law and the University of Michigan, a member of the bars of both New York and Georgia, and serves as a member of the Emory Law School Council.

          Redemption by the Company

          The Company shall have the right, commencing on the date that is three years following the date that the Company's obligations to NPM Capital and its affiliates are satisfied in full, to redeem all or any part of the shares of Preferred Stock at the redemption price of $10.00 per share (or an aggregate redemption price of $1,000 for all shares of Preferred Stock).

          No Regular or Cumulative Dividends; Immaterial Liquidation Preference

          The holders of shares of Preferred Stock shall not be entitled to receive any regular or cumulative dividends with respect to their shares. Such holders, however, may receive dividends with respect to such shares of Preferred Stock as, when and if declared by the Board of Directors of the Company. Moreover, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, the holders of shares of Preferred Stock then outstanding shall be entitled to be paid, prior to any distribution of the assets of the Company, an amount in cash equal to $10.00 for each share of Preferred Stock owned by them (or an aggregate of $1,000 for all shares of Preferred Stock).

          Other

          The holders of shares of Preferred Stock will not have any rights to convert such shares into shares of any other class or series of capital stock or into any other securities of, or any other interest in, the Company. In addition, no holder of shares of Preferred Stock shall have any preemptive or subscription rights in respect of any securities of the Company that may be issued. All certificates for shares of Preferred Stock issued by the Company will conspicuously bear a legend to the effect that the Certificate of the Company contains the powers, designations, preferences and rights of each class of stock of the Company or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights, and that, upon written request to the Company at its principal place of business, the Company will furnish a copy of the Certificate at no charge.

     NO AUTHORIZATION TO CREATE BLANK CHECK PREFERRED STOCK

          The proposed Preferred Stock Amendment authorizes only the creation and issuance of the shares of Preferred Stock to be issued in connection with the Securities Purchase Agreement. The proposed Preferred Stock Amendment does not authorize the issuance of any additional shares of Preferred Stock or the creation of any other series or class of preferred stock. In the event that the Company, at a later date, determines that it is advisable to issue additional shares of preferred stock or to authorize the creation of another series or class of preferred stock, the Company, following the recommendation of its Board of Directors, will be required to seek stockholder approval of the same before any additional shares of preferred stock can be issued or any additional series or classes of preferred stock can be created.

     OTHER CONSIDERATIONS

          Approval by stockholders of the Preferred Stock Amendment as contemplated in this Proposal No. 3 is required as a condition (which may be waived or modified) to the closing of the Loan Transaction.

     VOTE NEEDED FOR APPROVAL

          Pursuant to the DGCL, approval and adoption of the Preferred Stock Amendment requires the affirmative vote of a majority of the outstanding shares of Common Stock of the Company, whether voted at the Meeting in person or by proxy. The Preferred Stock Amendment, if approved, would become effective upon the filing of an appropriate Certificate of Amendment to the Company's Certificate (the "Certificate of Amendment") with the Secretary of State of the State of Delaware, which would be accomplished as soon as practicable after stockholder approval is obtained.

     THE BOARD OF DIRECTORS HAS UNANIMOUSLY ADOPTED A RESOLUTION SETTING FORTH THE PROPOSED PREFERRED STOCK AMENDMENT AND DECLARING ITS ADVISABILITY, AND HEREBY RECOMMENDS THAT THE STOCKHOLDERS OF THE COMPANY VOTE FOR THE PROPOSED PREFERRED STOCK AMENDMENT.


              PROPOSAL NO. 4 - CONDITION PRECEDENT TO LOAN TRANSACTION:
                       APPROVAL OF AMENDMENTS TO CERTIFICATE OF
                    INCORPORATION AND BY-LAWS TO PLACE RESTRICTION
                             ON TRANSFER OF COMMON STOCK

     GENERAL

          At the Meeting, stockholders will consider and vote upon a proposal providing for amendments (the "Stock Transfer Amendments") to each of the Company's Certificate and By-laws that would impose certain restrictions upon the transfer of shares of Common Stock of the Company to designated persons (the "Stock Transfer Restrictions") for a period of three years from the Closing of the Loan Transaction. It is currently possible that certain future transfers of the Company's capital stock could result in the imposition of limitations on the ability of the Company to utilize its carryforwards of net operating losses and certain credits for federal income tax purposes. The Board of Directors believes that it is advisable and in the best interests of the Company to attempt to prevent the imposition of such limitations by adopting the amendments described below.

          The proposed Stock Transfer Restrictions will be effected by means of an amendment to each of the Company's Certificate and By-laws. As such, pursuant to the DGCL, no appraisal rights will be available to dissenting stockholders under Delaware law. The text of each of the proposed Stock Transfer Amendments is contained as a proposed new Article ELEVENTH to the Certificate and as a proposed new Article XII to the By-laws. The text of the proposed new Article ELEVENTH to the Certificate is attached hereto as Exhibit J. The text of proposed new Article XII to the By-laws is identical to the text of the proposed new Article ELEVENTH to the Certificate.

     BACKGROUND REGARDING DELAWARE LAW

          Under the laws of the State of Delaware, the Company's jurisdiction of incorporation, a corporation may provide in its certificate of incorporation or by-laws that a transfer of a security of the corporation to designated persons or classes of persons may be prohibited so long as the designation of the persons or classes of persons is not manifestly unreasonable. Under Delaware law, a restriction on the transfer of shares of common stock of a company for the purpose of maintaining any tax advantage is conclusively presumed to be for a reasonable purpose. The transfer restriction must be noted conspicuously on the certificate representing the shares to be enforceable against the holder of the restricted shares or any successor or transferee of the holder. If the restriction is not conspicuously noted on the certificate representing the shares, Delaware law provides that the restriction is ineffective except against a person with actual knowledge of the restriction. Finally, no restriction so imposed is binding with respect to shares issued prior to the inclusion of such restrictions in the certificate of incorporation or by-laws unless the holders of such shares agree thereto or vote in favor thereof.

     REASONS FOR ADOPTION OF STOCK TRANSFER AMENDMENTS

          The restrictions imposed by the proposed Stock Transfer Amendments are designed to restrict for a period of three years from the Closing of the Loan Transaction transfers of shares of the Common Stock of the Company that could result in the imposition of limitations on the use, for federal income tax purposes, of the Company's carryforwards of net operating losses and certain credits. The Company estimates that it had, as of December 31, 1995, carryforwards of net operating losses of approximately $65 million. For federal income tax purposes, the carryforwards of net operating losses will expire through the year 2010. Because the amount and timing of the Company's taxable income in the current fiscal year and thereafter cannot be accurately predicted, it is not presently feasible to estimate the amount, if any, of carryforwards that ultimately may be used to reduce the Company's federal income tax liability.

          The benefit of the Company's existing and future loss and credit carryforwards can be reduced or eliminated if the Company undergoes an "ownership change," as defined in Section 382 of the Internal Revenue Code of 1986, as amended (the "Code"). Generally, an "ownership change" occurs if one or more stockholders, any of whom owns five percent or more in value of a company's capital stock, increase their aggregate percentage ownership by more than 50 percentage points over the lowest percentage of stock owned by such stockholders over the preceding three-year period. For this purpose, all holders who each own less than five percent of a company's capital stock generally are treated together as one five-percent stockholder. In addition, certain attribution rules, which generally attribute ownership of stock to the ultimate beneficial owner thereof without regard to ownership by nominees, trusts, corporations, partnerships or other entities, are applied to determine the level of stock ownership of a particular stockholder. If a principal purpose of the issuance, transfer or structuring of an option (including a warrant) to acquire stock is to avoid or ameliorate the impact of an "ownership change," and the issuance, transfer or structuring of the option satisfies the ownership, control or income test under the applicable Treasury Regulations, such option may be treated as if it had been exercised for purposes of determining whether an "ownership change" has occurred. All percentage determinations are based on the fair market value of a company's capital stock, including, if any, preferred stock that is voting or convertible and certain other interests in the Company.


          If the Company were to undergo an "ownership change," the amount of future taxable income of the Company that could be offset in any year by its carryforwards of net operating losses and credits incurred prior to such "ownership change" could not exceed an amount equal to the product obtained by multiplying (i) the aggregate value of the Company's outstanding capital stock immediately prior to the "ownership change" (reduced by certain capital contributions made during the immediately preceding two years and certain other items) by (ii) the federal long-term tax-exempt interest rate (5.78% at June 1996). Because the aggregate value of the Company's outstanding stock and the federal long-term tax-exempt interest rate fluctuate, it is impossible to predict with any accuracy the annual limitation upon the amount of taxable income of the Company that could be offset by such loss carryforwards and credits were an "ownership change" to occur in the future. While the carryovers not used as a result of this limitation would remain available to offset variable income in future years (again, subject to the limitation), an ownership change could significantly defer the utilization of the carryovers, accelerate payment of federal income tax and cause a portion of the carryovers to expire unused.



          The Company knows of no stockholder currently owning more than five percent, based on value, of the Company's capital stock other than the persons listed in the table under "Security Ownership of Certain Beneficial Owners, Directors and Officers" above. The Company, however, during 1995, issued a number of shares of Common Stock representing approximately 37.5% of the currently outstanding number of shares of Common Stock of the Company to plaintiffs in various stockholder litigation settlements. If the Loan Transaction is approved by the stockholders and the transactions contemplated thereby are consummated, the designee of NPM Capital, as holder of the Warrants, will become the owner of more than five percent of the Company's capital stock. In addition, under the attribution rules, since NPM Capital and NPO Holdings are affiliates, each of NPM Capital and NPO Holdings, and their respective affiliates and designees, will be deemed to be owner of more than five percent of the Company's capital stock. It is possible that additional accumulations of shares of Common Stock of the Company by NPO Holdings, NPM Capital, their affiliates and designees or by the persons listed in the table under "Security Ownership of Certain Beneficial Owners, Directors and Executive Officers" or by stockholders who become holders of at least five percent of the Company's capital stock would result in an "ownership change" with the consequent limitation or loss of the potential benefits arising from the Company's carryforwards of net operating losses and credits. The Stock Transfer Restrictions recommended by the Board of Directors are intended to reduce the risk of such additional accumulations by prohibiting certain transfers of the Common Stock of the Company.


     DESCRIPTION AND EFFECT OF PROPOSED STOCK TRANSFER AMENDMENTS


          Upon approval of the Stock Transfer Amendments, the Company's Certificate will be amended to add a new Article ELEVENTH ("Article ELEVENTH"), and the By-laws will be amended to add a new Article XII ("Article XII"), each of which will prohibit, until three years from the Closing of the Loan Transaction, unless otherwise permitted by the Board of Directors in accordance with Article ELEVENTH and Article XII, any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity, as well as any syndicate or group deemed to be a person under Section 14(d)(2) of the Exchange Act (each a "Person"), who (i) purports to purchase or acquire any shares of capital stock of the Company from the Company by the exercise of a warrant or option or otherwise or (ii) beneficially owns directly or through attribution (as determined under Section 382 of Code) five percent or more of the value of the outstanding shares of capital stock of the Company or who, upon the acquisition of any shares of capital stock of the Company, would beneficially own directly or through attribution (as determined under Section 382 of the Code) five percent or more of the value of the outstanding shares of capital stock of the Company (each such Person described in (i) or (ii) above being a "Restricted Holder"), from selling, transferring, or disposing, or purchasing or acquiring in any manner whatsoever, whether voluntarily or involuntarily, by operation of law or otherwise (any such sale, transfer, disposition, purchase, acquisition or contract being a "Transfer"), any shares of capital stock of the Company or any option, warrant or other security containing a right to purchase or acquire capital stock of the Company (such warrant, option or security being an "Option") or any securities convertible into or exchangeable for capital stock of the Company. For purposes of both Article ELEVENTH and
     Article XII, "capital stock" shall include the Common Stock and the Preferred Stock of the Company and any Option. Notwithstanding the preceding sentence, for purposes of determining whether a Person owns five percent or more of the value of the outstanding shares of capital stock of the Company, shares issuable pursuant to Options shall be taken into account to the extent taking such shares into account would cause a Person to become a Restricted Holder. Each of Article ELEVENTH and Article XII will provide, however, that notwithstanding the foregoing, nothing shall prohibit the acquisition by NPM Capital and its affiliates, including NPO Holdings, of the 1,000,000 shares of Common Stock included in the Stock Purchase Agreement.


          In order for the Stock Transfer Restrictions to be effectively enforced, the Stock Transfer Amendments will further provide that a Restricted Holder who proposes to transfer shares of capital stock will be required, prior to the date of the proposed Transfer, to request in writing that the Board of Directors review the proposed Transfer and authorize or not authorize such proposed Transfer. Any Transfer attempted to be made in violation of the Stock Transfer Restrictions will be null and void. In the event of an attempted or purported Transfer involving a sale or disposition of capital stock in violation of the Stock Transfer Restrictions, the Restricted Holder shall remain the owner of such shares. In the event of an attempted or purported Transfer involving the purchase or acquisition by a Restricted Holder in violation of the Stock Transfer Restrictions, the Company shall be deemed to be the exclusive and irrevocable agent for the transferor of such capital stock. The Company shall be such agent for the limited purpose of consummating a sale of such shares to a Person who is not a Restricted Holder (an "eligible transferee"), which may include, without limitation, the transferor. The record ownership of the subject shares shall remain in the name of the transferor until the shares have been sold by the Company or its assignee, as agent, to an eligible transferee.

          The Board of Directors shall authorize a Transfer by a Restricted Holder, or to a Restricted Holder, if, in its sole discretion and judgment it determines that the Transfer will not jeopardize the Company's preservation of its federal income tax attributes pursuant to Section 382 of the Code. In deciding whether to approve any proposed Transfer of capital stock by or to a Restricted Holder, the Board of Directors may seek the advice of counsel with respect to the Company's preservation of its federal income tax attributes pursuant to Section 382 of the Code and may request all relevant information from the Restricted Holder with respect to all capital stock directly or indirectly owned by such Restricted Holder. Any Person who makes such a Request of the Board of Directors to Transfer shares of capital stock shall reimburse the Company, on demand, for all costs and expenses incurred by the Company with respect to any proposed Transfer of capital stock, including, without limitation, the Company's costs and expenses incurred in determining whether to authorize that proposed Transfer.

          The Company believes that, as of the Record Date, no stockholder beneficially owns more than five percent in value of the Company's outstanding capital stock, as defined herein to include capital stock underlying the Options. If the Loan Transaction is approved by the stockholders, NPO Holdings will become the owner of more than five percent of the Company's capital stock. In addition, under the attribution rules, NPM Capital and NPO Holdings, as affiliates of NPO Holdings, will be deemed to be owners of more than five percent of the Company's capital stock. The Stock Transfer Restrictions, to the extent applicable, would prohibit any other person, entity or group from acquiring sufficient shares of Common Stock to cause such person, entity or group to become the owner of more than five percent of the value of Company's outstanding capital stock (within the meaning of Section 382 of the Code).

          Assuming adoption by stockholders of the Stock Transfer Amendments, Article ELEVENTH and Article XII will each provide that all certificates representing shares of Common Stock must bear the following legend:


          "Each of the Certificate of Incorporation (the "Certificate") and the By-laws (the "By-laws") of the Corporation contains restrictions prohibiting the sale, transfer, disposition, purchase or acquisition of any capital stock until . 1999, without the authorization of the Board of Directors of the Corporation (the "Board of Directors"), by or to any holder (a) who beneficially owns directly or through attribution (as generally determined under Section 382 of the Internal Revenue Code of 1986, as amended (the "Code")) five percent or more of the value of the then issued and outstanding shares of capital stock of the Corporation or (b) who, upon the sale, transfer, disposition, purchase or acquisition of any capital stock of the Corporation would beneficially own directly or through attribution (as generally determined under Section 382 of the Code) five percent or more of the value of the then issued and outstanding capital stock of the Corporation, if that sale, transfer, disposition, purchase or acquisition would, in the sole discretion and judgment of the Board of Directors, jeopardize the Corporation's preservation of its federal income tax attributes pursuant to Section 382 of the Code. The Corporation will furnish without charge to the holder of record of this certificate a copy of the Certificate and/or By-laws, containing the above-referenced restrictions on transfer of stock, upon written request to the Corporation at its principal place of business."


          The Board of Directors intends to issue instructions to or make arrangements with the transfer agent for the Company's Common Stock to implement the Stock Transfer Restrictions. These instructions or arrangements may result in the delay or refusal of transfers initially determined by the transfer agent to be in violation of the Stock Transfer Restrictions, including such transfers as might be ultimately determined by the Company and its transfer agent not to be in violation of such restrictions. The Company believes that such delays would be minimal but could occur at any time while the Stock Transfer Restrictions are in effect.

     PROPOSED AMENDMENT NO GUARANTEE

          Although the Stock Transfer Amendments are intended to reduce the likelihood of an ownership change, it will not prevent all transfers that might result in an "ownership change." Furthermore, certain changes in relationships and other events not addressed by the Stock Transfer Amendments could cause the Company to undergo an "ownership change."
     Section 382 of the Code is an extremely complex provision with respect to which there are many uncertainties. In addition, the Company has not requested a ruling from the IRS regarding the effectiveness of the Stock Transfer Amendments and, therefore, there can be no assurance that the IRS will agree that the Stock Transfer Amendments are effective for purposes of
     Section 382 of the Code. As a result of the foregoing, the Stock Transfer Amendments serve to reduce, but do not eliminate, the risk that the Company will undergo an ownership change. In addition, although the Company believes that no "ownership change" has occurred as of the date hereof, there can be no assurance that the Company has not already undergone an "ownership change." Finally, there can be no assurances that upon audit, the IRS would agree that all of the Company's net operating loss, capital loss and tax credit carryforwards are allowable. The Board of Directors nevertheless believes that the adoption of the Stock Transfer Amendments is in the best interests of the Company because it discourages transfers that could cause or contribute to an "ownership change."

     OTHER CONSIDERATIONS

          The Stock Transfer Amendments, if adopted, may be deemed to have an "anti-takeover" effect because it will restrict the ability of a person, entity or group to accumulate in the aggregate, through transfers of Common Stock, more than five percent, in value, of the Company's capital stock and the ability of persons, entities or groups now owning more than five percent, in value, of the Company's capital stock from acquiring additional shares of Common Stock without the approval of the Board of Directors, with the result that the Board of Directors may be able to prevent any future takeover attempt, in its discretion. Therefore, the Stock Transfer Amendments would discourage or prevent accumulations of substantial blocks of shares in which stockholders might receive a substantial premium above market value. Similarly, because the Stock Transfer Amendments operate to prevent the accumulation of more than five percent of the Company's Common Stock, they will discourage the assumption of control by third parties and tend to insulate management against the possibility of removal. These results might be considered disadvantageous by some stockholders. However, such disadvantages are outweighed, in the opinion of the Board of Directors, by the fundamental importance to the Company's stockholders of maintaining the availability of the Company's tax benefits. The Board of Directors is not aware of any efforts of others to take control of the Company and has no present intent to propose any provisions designed to inhibit a change of control. The aforementioned "anti-takeover" effect of the proposed Stock Transfer Amendments is not, however, the reason for the Stock Transfer Restrictions. The Board of Directors has adopted and proposed the Stock Transfer Amendments in an effort to reduce the risk that the Company may be unable to fully utilize the tax benefits described above as a result of future transfers of the Common Stock of the Company.

          The Board of Directors believes that attempting to safeguard the tax benefits of the Company as described above is in the best interests of the Company and its stockholders. Nonetheless, the Stock Transfer Amendments, if adopted, could restrict a stockholder's ability to acquire additional shares of the Company's Common Stock to the extent those shares exceed the specified limitations of the Stock Transfer Restrictions. Furthermore, a stockholder's ability to dispose of his Common Stock could be restricted as a result of the Stock Transfer Restrictions. The Board of Directors has the discretion to approve a transfer of the Company's Common Stock that would otherwise violate the Stock Transfer Restrictions. If the Board of Directors decides to permit a transfer that would otherwise violate the Stock Transfer Restrictions, that transfer or later transfers may result in an "ownership change" that would limit the Company's use of its carryforwards. The Board of Directors intends to consider any such attempted transfer individually and determine at the time whether it is in the best interest of the Company, after consideration of any factors that the Board deems relevant, to permit such transfer notwithstanding that an "ownership change" may then occur.

          For more information on use of the Company's net operating loss carryforwards and credits for federal income tax purposes, see "Analysis of Certain Federal Income Tax Considerations Affecting the Company's Net Operating Losses" attached hereto as Exhibit H.

          Approval by stockholders of the Stock Transfer Amendments as contemplated in this Proposal No. 3 is required as a condition (which may be waived or modified) to the closing of the Loan Transaction.

     VOTE NEEDED FOR APPROVAL

          Pursuant to the DGCL, approval and adoption of the proposed Stock Transfer Amendments requires the affirmative vote of a majority of the outstanding shares of Common Stock of the Company, whether voted at the Meeting in person or by proxy. The Stock Transfer Amendments, if approved, will become effective immediately following stockholder approval of the same. As soon as practicable thereafter, the Company will file the Certificate of Amendment with the Secretary of State of the State of Delaware.

          THE BOARD OF DIRECTORS HAS UNANIMOUSLY ADOPTED A RESOLUTION SETTING FORTH THE PROPOSED STOCK TRANSFER AMENDMENTS AND DECLARING THEIR ADVISABILITY, AND HEREBY RECOMMENDS THAT THE STOCKHOLDERS OF THE COMPANY VOTE FOR THE PROPOSED STOCK TRANSFER AMENDMENTS.


              PROPOSAL NO. 5 - CONDITION PRECEDENT TO LOAN TRANSACTION:
                      APPROVAL OF THE 1996 STOCK OPTION PLAN IN
                       CONNECTION WITH THE EXCHANGE OF CERTAIN
                              STOCK APPRECIATION RIGHTS

     GENERAL

          In connection with the Loan Transaction, and as a condition precedent thereto, all current holders of performance units, considered to be stock appreciation rights, granted under the Company's Performance Plan, have agreed, as required by NPM Capital, to exchange such stock appreciation rights for options ("Options") to be granted under the Company's 1996 Option Plan concurrently with the ratification and approval by stockholders of the 1996 Option Plan. The Company will terminate the Performance Plan concurrently with the stockholders' ratification and approval of the 1996 Option Plan, irrespective of whether stockholders approve the Loan Transaction.

          The Performance Plan authorizes the grant of performance units, considered to be stock appreciation rights, to directors and officers of the Company or any of its subsidiaries who are in a position to make substantial contributions to the management, growth and success of the business of the Company or its subsidiaries. Under the Performance Plan, the holder of performance units is entitled to receive upon exercise of such units an amount equal to the Fair Market Value (as defined in the Performance Plan) of a performance unit at the time of exercise (plus all dividends with respect to a single share of the Common Stock from the date of exercise) minus the Fair Market Value of a performance unit at the time of grant, multiplied by the total number of performance units being exercised by the holder. As of May 24, 1996, 673,131 performance units were outstanding, each fully vested and exercisable. As of such date, the Fair Market Value of such performance units was less than the Fair Market Value of such performance units as of their time of grant.

          In contemplation of the Loan Transaction and in light of the Company's operating cash flow deficiencies, the Board of Directors deems it advisable to cancel the Performance Plan and, with the consent of the holders of the performance units (which consents have been obtained, subject to stockholder approval of this Proposal No. 5), the stock appreciation rights granted thereunder, in order for the Company to avoid having to make potentially large outlays of cash upon the future exercise of such stock appreciation rights if the market value of the Company's Common Stock substantially increases.


          As a replacement for the Performance Plan and the stock appreciation rights that will be exchanged for Options upon the Closing of the Loan Transaction if the stockholders ratify and approve the 1996 Option Plan, the Board of Directors adopted the 1996 Option Plan in April 1996, subject to stockholder ratification and approval at the Meeting. The Plan provides for discretionary grants of Options to purchase up to 1,500,000 shares of Common Stock to officers and key Employees (as defined below) of the Company, for automatic grants of 15,000 Options to individuals upon their becoming Non-Employee Directors (as defined below) of the Company and for annual grants of 15,000 Options to each Non-Employee Director of the Company. The 1,500,000 shares of Common Stock reserved for issuance under the 1996 Option Plan include the shares of Common Stock underlying the Options to be granted (i) upon a person's becoming a Non-Employee Director,
     (ii) annually to the Company's Non-Employee Directors and (iii) to those holders of performance units who will exchange their performance units for Options under the 1996 Option Plan concurrently with the ratification and approval by stockholders of the 1996 Option Plan. See "--Grant of Options in Exchange for Performance Units."


          The 1996 Option Plan permits the grant only of stock options which do not satisfy the requirements for, or which are not intended to be eligible for, tax-favored treatment under Section 422 of the Code ("Non-Qualified Stock Options"). The exercise price for each share of Common Stock underlying an Option granted under the 1996 Option Plan, however, may not be less than the fair market value for one share of the Company's Common Stock on the date of grant of such Option; provided, however, that the exercise price for each Option granted in exchange for currently outstanding performance units under the Company's Performance Plan shall be $0.21 per share.

          The purpose of the Plan and the associated exchange of the stock appreciation rights for Options is to promote the success and enhance the value of the Company by eliminating potentially large outlays of cash upon the future exercise of stock appreciation rights and by linking the personal interests of those participating under the 1996 Option Plan, including those persons who may exchange stock appreciation rights for Options, to those of the Company's stockholders.

          As a cost savings measure, the Company intends to terminate the Performance Plan and cause the stock appreciation rights granted thereunder to be exchanged for Options under the 1996 Option Plan irrespective of whether stockholders approve the Loan Transaction.

          A copy of the 1996 Option Plan is attached hereto as Exhibit K.

     DESCRIPTION OF PLAN

          Administration

          The Plan will be administered by the Compensation Committee of the Board of Directors (the "Committee"), which at all times must be composed of at least two directors who meet the requirements of disinterested administrators under Section 16 of the Exchange Act. Subject to the express provisions of the Plan, including the provisions of the Plan relating to the grant of Options to Non-Employee Directors (as defined below), the Committee will have the authority, in its discretion, to determine the persons to whom Options shall be granted, the times when such Options shall be granted, the number of Options, the exercise price of each Option (subject to the requirement, however, that the exercise price of the Option (other than Options granted in exchange for currently outstanding performance units) not be less than the fair market value for one share of the Company's Common Stock as of the date of grant of the Option), the period(s) during which such Option shall be exercisable (whether in whole or in part), the restrictions to be applicable to Options and the other terms and provisions thereof (which need not be identical).

          Eligible Persons

          All officers and full-time employees of the Company, including all officers and full-time employees who also serve as Directors of the Company, and all consultants of the Company (each, an "Employee"), and all members of the Board of Directors who are not officers of the Company and who are not regularly employed on a salaried basis as employees of the Company (each, a "Non-Employee Director") will be eligible to participate in the Plan.

          Options Granted to Employees

          The Committee also will have the authority, in its discretion, to grant Options to Employees on such terms and conditions as determined by the Committee. The Committee will be given complete discretion in determining the exercise price of any Option, provided, however, that the exercise price for each Option granted under the Plan (other than Options granted in exchange for currently outstanding performance units) shall be not less than the fair market value per share of Common Stock as of the date of grant of such Option. The price per share of Common Stock with respect to each Option shall be payable at the time the Option is exercised. Such price shall be payable in cash or, upon the discretion of the Committee, by having withheld from the total number of shares of Common Stock to be acquired upon the exercise of an Option that number of shares having a value equal to the exercise price of the Option, the effect of which shall be that an Optionee can in sequence utilize such newly acquired shares of Common Stock in payment of the exercise price of the entire Option, together with such cash as shall be paid in respect of fractional shares or by engaging in any form of "cashless" exercise. Shares of Common Stock delivered to the Company in payment of the exercise price shall be valued at the Fair Market Value (as defined in the Plan) of the Common Stock on the date preceding the date of the exercise of the Option.

          The Committee shall have the discretion either (i) to establish provisions relating to the forfeiture of an Option upon the Employee's termination of employment with the Company or (ii) to grant an Option not subject to any forfeiture provisions upon the Employee's termination of employment with the Company. No Option shall be granted to an Employee under the Plan with a term longer than ten (10) years from the date of grant of the Option. The Options to be granted in exchange for currently outstanding performance units will not contain any forfeiture provisions upon the Optionholder's termination of employment with the Company.

          Options Granted to Non-Employee Directors

          Each Non-Employee Director will automatically be granted an Option to purchase shares of Common Stock, subject to availability under the Plan, as follows: (i) upon the person's becoming a Non-Employee Director, an Option to purchase 15,000 shares of Common Stock (the "Initial Grant") and (ii) on the anniversary date in each subsequent calendar year of the Initial Grant, or, if the person is a Non-Employee Director at the time of stockholder ratification and approval of the 1996 Option Plan, then, on the anniversary date in each subsequent calendar year of the stockholders' ratification and approval of the 1996 Option Plan, an Option to purchase 15,000 additional shares of Common Stock (the "Annual Grant"). The exercise price of the shares of Common Stock underlying the Initial Grant and each Annual Grant shall be the fair market value of such shares on the date of each respective grant.

          All Options granted to Non-Employee Directors will vest immediately and will be exercisable for a term of ten (10) years from the date of grant of the Option.

          The methods of exercising Options granted to Non-Employee Directors are the same as those for exercising Options granted to Employees.

          Non-Employee Directors will be ineligible to receive any other grant or award under any section of the 1996 Option Plan other than the section specifically relating to grants to Non-Employee Directors. The provisions of the 1996 Option Plan relating to grants to Non-Employee Directors may not be amended more than one time in any six month period, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or any rules or regulations promulgated thereunder.

          Prior Board Approval for Exercise of Options

          Any Employee or Non-Employee wishing to exercise his Option must, prior to exercising such Option, furnish to the Board of Directors notice (the "Notice") of such intent to exercise his Option. Upon receipt of the Notice, the Board of Directors will have seven business days in which to determine whether exercise of such Option by the Employee will cause an "ownership change" (as such term is defined in Section 382 of the Code) in the Company which would have an adverse effect on the Company's use of its "net operating loss carryforwards" (as such term is defined in Section 382 of the Code) (an "Adverse Ownership Change"). If the Board of Directors, in its reasonable discretion, determines that such exercise would cause an Adverse Ownership Change, the Board of Directors shall deny approval for the exercise and such holder shall not be permitted to exercise the Option. If, however, the Board of Directors determines, in its reasonable discretion, that such exercise would not cause an Adverse Ownership Change, the Board of Directors shall approve the exercise of the Option. In either case, the Board of Directors shall provide to the Employee notice of its approval or denial within seven business days of receipt of the Notice.
     The determination by the Board of Directors shall be conclusive and binding on the Company and the Employee.

          Adjustments

          Upon the occurrence of certain events, including stock dividends, reorganizations, recapitalizations or similar changes or transactions of or by the Company, the aggregate number and kind of shares available for issuance under the 1996 Option Plan or pursuant to an individual Option grant agreement will be appropriately adjusted and all of the provisions of the 1996 Option Plan with respect to the number and kind of shares so available will likewise be adjusted so as to maintain the economic reality, and the intent, of the grant.

          Merger or Consolidation of the Company

          Upon (i) the merger or consolidation of the Company with or into another corporation, if the agreement of merger or consolidation does not provide for (a) the continuance of the Options granted under the 1996 Option Plan or (b) the substitution of new Options of equivalent value for Options granted under the 1996 Option Plan, or for the assumption of such Options by the surviving corporation or (ii) the dissolution, liquidation, or sale of substantially all the assets, of the Company, the holder of any such Option theretofore granted and still outstanding (and not otherwise expired) shall have the right immediately prior to the effective date of such merger, consolidation, dissolution, liquidation or sale of assets to exercise such Option(s) in whole or in part without regard to any installment provision that may have been made part of the terms and conditions of such Option(s). All such Options which are not so exercised shall be forfeited as of the effective time of such merger, consolidation, dissolution, liquidation or sale of assets.

          Amendment of 1996 Option Plan

          The Board of Directors may, at any time and from time to time, subject to the restrictions on amendment set forth with respect to Option grants to Non-Employee Directors, alter, amend, suspend or terminate the 1996 Option Plan in whole or in part; provided, however, that no amendment which requires stockholder approval in order for the 1996 Option Plan to continue to comply with Rule 16b-3 under the Exchange Act, including any successor to such Rule, shall be effective unless such amendment shall be approved by the requisite vote of the stockholders of the Company entitled to vote thereon.

          Term of 1996 Option Plan

          The 1996 Option Plan shall remain in effect until the earlier of March 31, 2006, or the tenth anniversary of the date the 1996 Option Plan was adopted by the Board of Directors, unless sooner terminated by such Board of Directors. Options outstanding as of the termination date of the 1996 Option Plan shall remain valid obligations of the Company in accordance with their terms irrespective of the termination of the 1996 Option Plan.

     FEDERAL INCOME TAX CONSEQUENCES

          The Company has been advised by its counsel that under currently applicable provisions of the Code, the following tax consequences may be expected by an Optionee and by the Company in respect of the grant and exercise of Options under the 1996 Option Plan.

          Consequences to the Optionee

          There are no federal income tax consequences to the Optionee by reason of the grant of an Option under the 1996 Option Plan.

          Upon exercise of the Option, the Optionee will generally recognize ordinary income in an amount equal to the excess of the fair market value of the shares of Common Stock at the time of exercise over the amount paid as the exercise price. The Committee shall have the authority to establish a procedure whereby a number of shares of Common Stock or other securities may be withheld from the total number of shares of Common Stock or other securities to be issued upon exercise of an Option to meet the obligation of withholding for taxes incurred by the Optionee upon such exercise.

          The Optionee's tax basis in the shares acquired pursuant to the exercise of an Option will be the amount paid on exercise, plus the amount of any ordinary income recognized by the Optionee upon exercise.

          If an Optionee disposes of shares of the Company's Common Stock acquired upon exercise of an Option in a taxable transaction, the Optionee will recognize capital gain or loss in an amount equal to the difference between his basis (as discussed above) in the shares sold and the amount realized upon disposition. Any such capital gain or loss will be long-term or short-term depending on whether the shares of the Company's Common Stock were held for more than one year from the date such shares were transferred to the Optionee.

          Consequences to the Company

          There are no federal income tax consequences to the Company by reason of the grant of Options.

          At the time the Optionee recognizes ordinary income from the exercise of an Option, the Company will be entitled to a federal income tax deduction in the amount of the ordinary income so recognized (as described above) so long as it timely reports to the IRS the ordinary income recognized by the Optionee by reason of the exercise of the Option.

          Other Tax Consequences

          The foregoing discussion is not a complete description of the federal income tax aspects of Options issued pursuant to the 1996 Option Plan. In addition, administrative and judicial interpretations of the application of the federal income tax laws are subject to change. Furthermore, the foregoing discussion does not address state or local tax consequences.

     GRANT OF OPTIONS IN EXCHANGE FOR PERFORMANCE UNITS


          Pursuant to the 1996 Option Plan, Options to purchase an aggregate of 673,131 shares of Common Stock will be granted to those persons exchanging presently outstanding performance units for Options concurrently with the ratification and approval by stockholders, at the Meeting, of the 1996 Option Plan. These Options will have a $0.21 per share exercise price. Moreover, should the 1996 Option Plan be ratified and approved by stockholders and Mr. Yudell be elected a Director of the Company, Mr. Yudell, pursuant to the terms of the 1996 Option Plan, will receive an automatic grant of 15,000 Options thereunder as a result of his becoming a Non-Employee Director of the Company.



          The following table discloses the benefits to be received or allocated to the persons identified therein upon the ratification and approval by stockholders of the 1996 Option Plan:



                                    PLAN BENEFITS
                           --------------------------------
                           DVL, INC. 1996 STOCK OPTION PLAN


                                                                   Number of
                                                                 Options to be
                                                                   Initially
                                                                    Granted
                 Name and Position              Dollar Value($)  Under the Plan
                 -----------------             ----------------  --------------
     Alan E. Casnoff, President                        -0-           300,000

     Joel Zbar, Treasurer and Chief Financial          -0-           150,000
      and Operating Officer

     Robert W. LoSchiavo                               -0-            15,000

     All Current Executive Officers, as a              -0-           465,000
      group

     All Current Directors who are not                 -0-               -0-
       Executive Officers, as a group

     All Employees, Including All Current              -0-           208,131
      Officers who are not Executive
      Officers, as a group



     OTHER CONSIDERATIONS

          Ratification and approval by stockholders of the 1996 Option Plan as contemplated in this Proposal No. 5 is required as a condition (which may be waived or modified) to the closing of the Loan Transaction.

     VOTE NEEDED FOR APPROVAL

          Approval of the 1996 Option Plan requires the affirmative vote of a majority of the shares of Common Stock voting, in person or by proxy, at the Meeting. Insofar as the Non-Employee Directors of the Company will personally benefit from the adoption of the 1996 Option Plan, there may be an inherent conflict of interest in any recommendation made by the Board of Directors with respect thereto.

          THE BOARD OF DIRECTORS HAS UNANIMOUSLY ADOPTED A RESOLUTION APPROVING THE 1996 OPTION PLAN AND DECLARING ITS ADVISABILITY, AND HEREBY RECOMMENDS THAT THE STOCKHOLDERS OF THE COMPANY VOTE FOR RATIFICATION AND ADOPTION OF THE 1996 OPTION PLAN.


                    CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

          P&A Associates, a Pennsylvania general partnership of which Mr. Casnoff, President and a Director of the Company, is a partner, provided management services for certain properties located in Philadelphia, Pennsylvania which are owned by partnerships affiliated with the Company. During 1995, these properties were transferred to unrelated parties and no management fees were paid to P&A Associates. Further, since February 1992, the Company and related entities have used a partner of Mr. Casnoff in P&A Associates to perform legal services for the Company and affiliates in connection with certain real estate transactions. Mr. Casnoff's partner earned $2,775 in legal fees from the Company and affiliates in 1995.

          Certain officers and directors of the Company serve as officers and directors of Kenbee, which was the Company's largest debtor and previous manager, and control over which has been given to Mr. Casnoff by virtue of certain voting trust agreements. Mr. Casnoff, who also serves as President of Kenbee, acquired sole voting power over the shares of capital stock of R&M Holding, a Delaware corporation and the sole stockholder of Kenbee, pursuant to the terms of a Voting Trust Agreement dated May 15, 1991, between R&M Holding and Mr. Casnoff, as trustee. The shares subject to the Agreement are owned by Roger D. Stern and Martin Wright, each a 50% owner of the shares of capital stock of R&M Holding, and each a former officer and director of the Company. The term of the Voting Trust Agreement expires on January 1, 2000 as to 50% of the shares of capital stock owned by Mr. Stern and on February 28, 2001 as to 50% of the shares of capital stock owned by Mr. Wright.

          Rosenthal & Rosenthal Inc., a commercial finance concern of which Mr. Rosenberg, a Director of the Company, is Executive Vice President, made a loan to the Company in 1990 in the aggregate principal amount of $1,331,700, secured by the assignment of a certain promissory note and mortgage executed by the Company. Regular payments of principal and interest on this loan were made through September 1990. In 1992, the Company completed a settlement in which this loan was exchanged for the assignment to Rosenthal & Rosenthal, Inc. of a wraparound mortgage, certain limited partnership units and options to acquire 600,000 shares of the Company's Common Stock for $1.00 per share. Rosenthal & Rosenthal, Inc. was also provided with a note with a face value of $107,000 bearing interest at 10% per annum and 214,000 warrants to purchase Common Stock for $1.00 per share, which warrants would have expired in April 1998.
     Rosenthal & Rosenthal, Inc. had an option to return either the wraparound mortgage or the notes and warrants within five years of the settlement. In February 1996, the settlement agreement with Rosenthal & Rosenthal was amended whereby the Company agreed to issue to Rosenthal & Rosenthal warrants to purchase 800,000 shares of the Company's Common Stock at $.50 per share in consideration of Rosenthal & Rosenthal's surrender of all options to purchase common stock of the Company for $1.00 per share, the return of $107,000 of Company debentures accompanied by 214,000 warrants to purchase the Company's Common Stock at $1.00 per share and the release of the Company from certain contingent obligations. Rosenthal & Rosenthal's interests in the promissory note and mortgage and in certain partnership units were not effected by this amendment.

          Since June 1992, the Company and affiliates have periodically retained Fox, Rothschild, O'Brien & Frankel to perform certain legal services in connection with various matters. Mr. Casnoff, director and President, serves as Of Counsel to Fox, Rothschild, O'Brien & Frankel.


                        RELATIONSHIP WITH INDEPENDENT AUDITORS

          The Board has selected the firm of Richard A. Eisner & Company LLP, independent auditors, as auditors of the Company for the next fiscal year. The Company has been advised by such firm that neither it nor any member or associate of such firm has any relationship with the Company or with any of its affiliates other than as independent accountants and auditors.

          Representatives of Richard A. Eisner & Company LLP will be present at the Meeting, will have an opportunity to make any statement they may desire to make, and will be available to answer appropriate questions from stockholders.

                                    MISCELLANEOUS

          All of the costs and expenses in connection with the solicitation of proxies with respect to the matters described herein will be borne by the Company. In addition to solicitation of proxies by use of the mails, Directors, officers and employees (who will receive no compensation therefor in addition to their regular remuneration) of the Company may solicit the return of proxies by telephone, telegram or personal interview.

          The Company intends to retain a proxy solicitation firm to assist the Company in its solicitation of proxies in connection with the Meeting.

          The Company will request banks, brokerage houses and other custodians, nominees and fiduciaries to forward copies of the proxy material to their principals and to request instructions for voting the proxies. The Company may reimburse such banks, brokerage houses and other custodians, nominees and fiduciaries for their expenses in connection therewith.

          Action may be taken on the business to be transacted at the Meeting on the date specified in the Notice of Meeting or on any date or dates to which such Meeting may be adjourned.

               IMPORTANT NOTE:  STOCKHOLDERS WHO HOLD SHARES OF COMMON STOCK IN
               --------------
     THE NAME OF ONE OR MORE BROKERAGE FIRMS, BANKS OR NOMINEES CAN ONLY VOTE THEIR SHARES OF COMMON STOCK WITH RESPECT TO THE MATTERS SET FORTH IN PROPOSAL NOS. 2 THROUGH 5 IF SUCH BROKERAGE FIRMS, BANKS OR NOMINEES GIVE SUCH STOCKHOLDERS A LEGAL PROXY TO VOTE SUCH SHARES OF COMMON STOCK OR IF SUCH STOCKHOLDERS GIVE SUCH BROKERAGE FIRMS, BANKS OR NOMINEES SPECIFIC INSTRUCTIONS AS TO HOW TO VOTE SUCH STOCKHOLDERS' COMMON STOCK. ACCORDINGLY, IT IS CRITICAL THAT STOCKHOLDERS WHO HOLD SHARES OF COMMON STOCK IN THE NAME OF ONE OR MORE BROKERAGE FIRMS, BANKS OR NOMINEES PROMPTLY CONTACT THE PERSON RESPONSIBLE FOR SUCH STOCKHOLDERS' ACCOUNTS AND GIVE SPECIFIC INSTRUCTIONS AS TO HOW SUCH SHARES OF COMMON STOCK SHOULD BE VOTED WITH RESPECT TO THE MATTERS SET FORTH IN PROPOSAL NOS. 2 THROUGH 5.


                                STOCKHOLDER PROPOSALS

          Any stockholder of the Company may present a proposal for consideration at a future meeting of the stockholders of the Company. Any proposal for consideration at the next meeting must be received by the Company at its principal offices, 24 River Road, Bogota, New Jersey 07603,
     Attention: Robert W. LoSchiavo, Vice President and General Counsel, no later than January 1, 1997.


                             INCORPORATION BY REFERENCE


          The Company hereby incorporates by reference into this Proxy Statement all financial information concerning the Company set forth in the Company's 1996 Annual Report to Stockholders, copies of which Annual Report are accompanying this Proxy Statement.


                           ADDITIONAL FINANCIAL INFORMATION

          Stockholders desiring additional information about the Company and its operations should refer to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995, a copy of which constitutes a portion of the Annual Report to Stockholders being mailed concurrently with this Proxy Statement.

          Please relay any questions to the Company at 201-487-1300.

                              By Order of the Board of Directors

                              Robert W. LoSchiavo
                              Secretary


     July . , 1996

                                      DVL, INC.
                         1996 ANNUAL MEETING OF STOCKHOLDERS

                                  SEPTEMBER 17, 1996

             THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


          The undersigned stockholder of DVL, INC., a Delaware corporation
     (the "Company"), acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, dated July . , 1996 and hereby constitutes and appoints Alan E. Casnoff and Frederick E. Smithline, or either of them acting singly in the absence of the other, with the power of substitution in either of them, the proxies of the undersigned to vote with the same force and effect as the undersigned all shares of Common Stock of the Company held by the undersigned at the Annual Meeting of Stockholders of the Company to be held at the Company's corporate headquarters, 24 River Road, Bogota, New Jersey 07603, on Tuesday, September 17, 1996 at 10:00 a.m., local time, and at any adjournment thereof, hereby revoking any proxy or proxies heretofore given and ratifying and confirming all that said proxies may do or cause to be done by virtue thereof with respect to the following matters:


          The undersigned hereby instructs said proxies or their substitutes:

          1.   The election of three Directors nominated by the Board of
               Directors:
          FOR all nominees listed below      WITHHOLD AUTHORITY
          (except as indicated) [ ]          to vote for all nominees
                                             listed below [ ]


          NOMINEES: Myron Rosenberg, Frederick E. Smithline, Allen Yudell


     (INSTRUCTION:  To withhold authority to vote for any individual nominee or nominees, write such nominee's or nominees' name(s) in the space provided below.)

          2. To approve a certain loan agreement and the consummation of the transactions contemplated thereby (the "Loan Transaction") pursuant to which, among other things, an independent third party lender (the "New Lender") will acquire certain outstanding indebtedness of the Company and simultaneously consolidate this indebtedness into a new long term loan to the Company and, in connection therewith, the Company will (i) issue and sell to the New Lender and its affiliates 1,000,000 shares of Common Stock of the Company at $0.20 per share, (ii) issue to affiliates of the New Lender warrants to purchase such additional shares of Common Stock of the Company at $0.16 per share which, when added to the aforementioned 1,000,000 shares (and any other shares of Common Stock then owned by such warrantholders and their affiliates), will represent, on a fully diluted basis, 49% of the outstanding Common Stock of the Company, and (iii) enter into an Asset Servicing Agreement with an affiliate of the New Lender;
                  FOR [ ]                 AGAINST [ ]             ABSTAIN [ ]

          3. To approve an amendment to the Company's Certificate of Incorporation, as amended (the "Certificate"), to create a class of 100 shares of Preferred Stock to be issued in connection with the Loan Transaction at $10.00 per share entitling the holders thereof to elect a special purpose Director to the Company's Board of Directors (the "Preferred Stock");
                  FOR [ ]                 AGAINST [ ]             ABSTAIN [ ]

          4. To approve amendments to the Company's Certificate and By-laws to create certain restrictions on the transferability of shares of the Company's Common Stock to help preserve the utilization of the Company's carryforwards of net operating losses and credits for federal income tax purposes;
                  FOR [ ]                 AGAINST [ ]             ABSTAIN [ ]

          5. To ratify and approve the 1996 Stock Option Plan of the Company which will replace the Company's Performance Unit (Stock Appreciation Rights) Plan; and
                  FOR [ ]                 AGAINST [ ]             ABSTAIN [ ]

          In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting or any adjournment thereof.

          The proxy, when properly executed, will be voted as directed. If no direction is indicated, the proxy will be voted FOR the election of the three named individuals as Director and FOR each of the matters set forth in Proposals Nos. 2 through 5 above.

                                        PLEASE SIGN, DATE AND MAIL THIS PROXY
                                        IMMEDIATELY IN THE ENCLOSED ENVELOPE.

                                        Dated  . . . . . . . . . . . . . . ,1996

                                         . . . . . . . . . . . . . . . .  (L.S.)

                                         . . . . . . . . . . . . . . . .  (L.S.)

                                        Please sign your name exactly as it
                                        appears hereon.  When signing as
                                        attorney, executor, administrator,
                                        trustee or guardian, please give your
                                        full title as it appears hereon.  When
                                        signing as joint tenants, all parties in the joint tenancy must sign. When a proxy is given by a corporation, it should be signed by an authorized officer and the corporate seal affixed. No postage is required if returned in the enclosed envelope and mailed in the United States.

                                                                   EXHIBIT H

                                                                       DRAFT




           ANALYSIS OF CERTAIN FEDERAL INCOME TAX CONSIDERATIONS AFFECTING
                          THE COMPANY'S NET OPERATING LOSSES


          The following is an analysis concerning the potential application of
     Section 382 of the Internal Revenue Code of 1986, as amended (the "Code") with respect to the Company's net operating losses ("NOLs") as a result of the Company entering into the Loan Agreement and the Asset Servicing Agreement with NPM Capital, the purchase by NPM Capital of Warrants and Preferred Stock, the purchase by NPO Holdings of Common Stock, and the amendment to the Certificate of Incorporation (hereinafter such transactions are collectively referred to as the "Loan Transaction"). This analysis does not discuss the application of Code Section 382 to transactions that occurred prior to the date hereof or to transactions other than the Loan Transaction. For purposes of this analysis, NPM Capital, NPO Management, NPO Holdings and their respective affiliates are hereinafter referred to as the "Lender Entities."



          This analysis is based on federal income tax law in effect as of the date of this Proxy Statement, which law is comprised of the current provisions of the Code, existing and proposed treasury regulations promulgated thereunder ("Treasury Regulations"), and current administrative rulings, informal administrative positions and court decisions, all of which are subject to change. Existing statutory, judicial, or administrative authority under Code Section 382 is, generally, uncertain in many respects and such authority does not directly address many of the aspects of the Loan Transaction. Consequently, as discussed more fully below, the application of Code Section 382 to the Loan Transaction is not certain. No advance income tax ruling has been sought or obtained from the Internal Revenue Service (the "IRS") regarding the federal income tax consequences of any of the transactions described herein.


          This analysis is also based upon certain factual representations made by the Company and the following factual assumptions:

          1. Except for the Common Stock, the Preferred Stock and Warrants to be issued pursuant to the Loan Transaction, (i) the Lender Entities do not own, directly or indirectly (taking into account all family members, all entities or persons who are related to the Lender Entities pursuant to section 267(b) or 707(b) of the Code, and affiliates and unaffiliated associates who are acting in concert (the "Affiliates")) any additional Common Stock or options to acquire such Common Stock, and (ii) the Lender Entities and the Affiliates do not intend to purchase additional shares of Common Stock.

          2. The Lender Entities (and/or each of their respective members or Affiliates) have no formal or informal agreement with any other stockholder of the Company as to voting for members of the Board of Directors.
     Further, no current member of the Board of Directors is and no member to be elected pursuant to the Proxy Statement, dated July . , 1996 (excluding for his purpose, the member of the Board of Directors to be elected by the holders of the Preferred Stock) will act as nominee or agent of any stockholder group, including for this purpose the Lender Entities.


          3. The services rendered under the Asset Services Agreement by NPO Management are services that the principals/entities of NPO Management have rendered, and are currently rendering, in the ordinary course of their business to third parties. Further, the members of NPO Management and its Affiliates have no beneficial interest in many of such third parties.


          4. The compensation to be paid NPO Management for its services under the Asset Services Agreement constitutes reasonable compensation for such services.

          5. The term of the Asset Services Agreement and the termination provisions therein are in all material respects substantially consistent with the terms usually found in comparable outsourcing agreements entered into by similar service providers under similar circumstances.


          6. The Preferred Stock, the limited voting power of the Director chosen by the holder of the Preferred Stock, and the terms of the Preferred Stock were designed solely to protect the Lender Entities as creditors.



          7. The rights of NPM Capital LLC under the Loan Agreement (and related Note and Security Agreement) are not inconsistent with the typical rights of a secured lender making a loan secured by the type of assets owned by the Company. The rights of NPM Capital LLC under the Securities Purchase Agreement and the Warrant Agreement, as part of the Proposed Transaction, are not inconsistent with the typical rights granted a secured lender who has been granted warrants as part of a loan transaction, such as the Loan Agreement.


          Some of such factual representations and assumptions involve matters of interpretation which, if not correct in all material respects, would require the analysis set forth herein to be modified and, possibly, any favorable conclusions set forth herein to be altered.

     COUNSEL'S OPINION

          Subject to the analysis, qualifications, risks and conclusions contained herein, it is the opinion of Reid & Priest LLP, counsel to the Company ("Counsel"), that the Loan Transaction should not subject the Company's NOLs to an annual limitation under Code Section 382, although such opinion may be subject to challenge. Counsel's opinion set forth above is based on a reasoned analysis because, as noted above, existing authority does not directly address many of the aspects of the Loan Transaction and, the authority under Code Section 382 is in many other respects uncertain. Further, Counsel's reasoning (and ultimate conclusions derived therefrom) relies upon the accuracy of certain factual representations and assumptions, some of which are set forth herein, and a number of which involve matters that are subject to interpretation, which interpretation may be challenged. As a consequence, the IRS could disagree with Counsel's reasoning and assert that Code Section 382 is applicable to the Company to limit the utilization of the Company's NOLs based on a different interpretation of the tax law in this uncertain area or based on a different interpretation of the facts.

               SHAREHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS TO REVIEW THE ANALYSIS SET FORTH BELOW AND WEIGH THE BUSINESS BENEFITS TO THE COMPANY OF THE LOAN TRANSACTION AGAINST THE FEDERAL INCOME TAX RISKS TO THE COMPANY RELATED TO THE POSSIBLE LIMITATION ON THE COMPANY'S UTILIZATION OF ITS NOLs IF THE COMPANY SHOULD GENERATE TAXABLE INCOME SUFFICIENT TO ABSORB PART, OR ALL OF SUCH NOLs, NOTED BELOW. SEE DESCRIPTION UNDER "PROPOSAL NO. 2." IF THE IRS SHOULD CHALLENGE THE ABOVE-NOTED ANALYSIS AND PREVAIL, THEN THE ABILITY OF THE COMPANY TO UTILIZE ITS NOLs WILL BE SUBSTANTIALLY LOST WHICH, IN TURN, MAY SIGNIFICANTLY IMPAIR THE VALUE OF THE COMPANY'S COMMON STOCK. NO AUDIT BY THE IRS OF THE LOAN TRANSACTION CAN CREATE OR RESULT IN ANY TAX LIABILITY TO ANY STOCKHOLDER.

     THE RULES UNDER CODE SECTION 382

          1.   General Rules
               -------------

          In general, Code Section 382 limits the amount of NOLs a corporation may use to offset its income in any year following an "ownership change" (as described below) to the product of the fair market value of the corporation's outstanding stock immediately before the ownership change and a rate published monthly by the Treasury Department which is intended to represent current interest rates on long-term tax-exempt debt obligations. The current Treasury Department rate is 5.78% (June) percent. An "ownership change" occurs under Code Section 382 if the percentage of stock of the corporation owned actually or constructively by one or more "5-percent Shareholders" increases by more than 50 percentage points relative to the lowest percentage of stock of the corporation owned by those 5-percent Shareholders at any time during the statutory "testing period" (generally, the past three years). A "5-percent Shareholder" is a person who, at any time during the testing period, owns at least five percent of the stock of the corporation (not including certain nonvoting, nonparticipating preferred stock), and all stock owned by shareholders who are not 5-percent Shareholders (hereinafter referred to as "Public Shareholders") is generally treated as being owned by one 5-percent Shareholder.


          2.   Definition of Stock
               -------------------

          For purposes of Code Section 382, "stock" means stock other than stock described under Code Section 1504(a)(4), which refers to stock that is not entitled to vote, is limited and preferred as to dividends and does not participate in corporate growth to any significant extent, has redemption and liquidation rights that do not exceed the issue price of such stock (except for a reasonable redemption or liquidation premium), and is not convertible into another class of stock. The determination of the percentage of stock of any corporation owned by any person shall be made on the basis of the relative fair market value of the stock owned by such person to the total fair market value of the outstanding stock of the corporation.

          Pursuant to Treasury Regulations, interests (other than options) that are not "stock" can be treated as stock for purposes of Code Section 382, if, among other requirements, as of the date of issuance to a 5-percent Shareholder (or person who would be a 5-percent Shareholder if the interest not constituting stock were treated as stock), such interest offers a potential significant participation in the growth of the corporation.
     While there is no published authority as to what constitutes an interest that "offers a potential significant participation in the growth of the corporation," the legislative history relating to an analogous part of Code
     Section 382 concerning excluded preferred stock suggests that a "potential significant participation" exists where the interest earns income at a rate materially in excess of a market rate, and does not in any way suggest that "participation" should be measured with reference to the earnings of the corporation. See H.R. Rep. No. 841 (Conf.), 99th Cong., 2d Sess. at II-173
                   ---
     (1986). However, in commenting on the lack of clarity in this language, the New York State Bar Association (Tax Section) noted the distinction between the terms "growth" and "earnings," and suggested that the use of the former term may mean that an open-ended participation right is required before an interest is treated as stock. See New York State Bar
                                              ---
     Association, Supplemental Report on Section 382, at 25 (February 22, 1988). In any event, the Preamble to the Treasury Regulations clearly contemplates that under this provision, debt of a corporation can be treated as stock. The IRS has taken the position in Private Letter Rulings<1> that an instrument does not significantly participate in growth provided, generally, that such instrument can be repaid from existing assets and current levels of earnings with respect to existing assets. In addition, in

     -----------------

     1. Private Letter Rulings cannot be cited as precedent, but are discussed herein to show the IRS administrative position concerning certain issues, which position is subject to change. See Code Section 1660(j)(3).
            ---

                                                                       DRAFT


     determining that an instrument does not participate in growth to any significant extent, the IRS has taken into account the projected participation of the debtholder in the cumulative taxable income of an insolvent loss corporation, although such level of acceptable participation was not disclosed (consistent with the Freedom of Information Act).


          Based on the legislative history relating to Code Section 382, Counsel reasonably concludes that a debt obligation payable out of current assets with an interest rate not exceeding the market rate that would be charged to similar corporate borrowers under similar circumstances should not be viewed as offering a "potential significant participation in the growth of the corporation." However, the IRS may assert that "significant participation" is present where the lender participates in a significant percentage of the loss corporation's cumulative income.


          3.   The Option Rules
               ----------------

          For purposes of Code Section 382, an option to acquire stock is generally not treated as exercised. For this purpose, an option is any contingent purchase, warrant, convertible debt, put, stock subject to a risk of forfeiture, contract to acquire stock, or similar interest, regardless of whether it is contingent or otherwise not currently exercisable. An option to acquire an option with respect to stock of a loss corporation, and each one of a series of such options, is treated as an option to acquire such stock.

          An option, however, is treated as exercised on the date of its issuance or transfer, if on that date, the option satisfies either the ownership test, or the control test or the income test under Treasury Regulation Section 1.382-4. In general, the Treasury Regulation sets forth the characteristics of the ownership test, the control test and the income test and thereafter sets forth certain factors that are to be taken into account with respect to each test. An option can only satisfy the ownership, control or income test, if the option was issued with the principal purpose to avoid or ameliorate an ownership change that would have occurred if the underlying stock (rather than the option) was issued. In making this determination, all the facts and circumstances and the enumerated factors under the Treasury Regulations are to be taken into account. Among the factors relevant in applying all three tests are any business purposes for the issuance or structure of the option, the likelihood of exercise of the option (taking into account, for example, any contingencies to its exercise), transactions related to the issuance or transfer of the option, and the consequences of treating the option as exercised.

               a.   Ownership Test
                    --------------

          An option satisfies the ownership test if a principal purpose of the issuance or structuring of the option (alone or in combination with other arrangements) is to avoid or ameliorate the impact of an ownership change of the loss corporation by providing the holder of the option, prior to its exercise, with "a substantial portion of the attributes of ownership of the underlying stock." Among the factors that are taken into account in applying the ownership test are the relationship, at the time of issuance of the option, between the exercise price of the option and the value of the underlying stock, and "whether the option provides its holder or a related person with the right to participate in the management of the loss corporation or with other rights that ordinarily would be afforded to owners of the underlying stock." The ability of the holder with a fixed exercise price to share in future appreciation of the underlying stock is a relevant factor, but is not itself sufficient for the option to satisfy the ownership test.

          The ownership test, in effect, attempts to insure that the purported option is in fact an option and not a contractual arrangement that provides the holder with substantially the same rights that a holder would have if he exercised the option and owned the underlying stock. The factors seem to reflect this concern by addressing whether the option (or other arrangement) provides the holder with a right to participate in management or with other rights afforded owners of the underlying stock. In this regard, Counsel believes that management activities include the principal day to day business (profit making) decisions of a loss corporation, but do not include the provision of services that are ministerial or "back-office" activities, or activities that are generally provided by independent contractors. In addition, the factors set forth in the Treasury Regulations express concern about the value of the option. If the exercise price of the option is well below the value of the stock, the IRS may assert that the optionholder should be treated as the holder of the underlying stock.

               b.   Control Test
                    ------------

          An option satisfies the control test if (i) a principal purpose of the issuance or structuring of the option (alone or in combination with other arrangements) is to avoid or ameliorate the impact of an ownership change of the loss corporation, and (ii) the holder of the option and any persons related to the holder have, in the aggregate, a direct and indirect ownership interest in the loss corporation of more than 50 percent (determined as if the increase in such persons' percentage ownership interest that would result from the exercise of the option in question and any other options to acquire stock held by such persons, and any other intended increases in such persons' percentage ownership interest, actually occurred on the date the option is issued). For purposes of the control test, (i) a person includes an individual or entity, but not a public group, as defined in Treasury Regulation Section 1.382-2T(f)(13), and
     (ii) persons are related if they bear certain relationships or if they have a formal or informal understanding among themselves to make a coordinated acquisition of stock, within the meaning of Treasury Regulation Section 1.382-3(a)(1)(i). A coordinated acquisition of stock is made if the investment decision of each member of a group is based upon the investment decision of one or more other members. Among the additional factors that are taken into account in applying the control test are the economic interests of the optionholder or related persons and the influence of these persons over the management of the loss corporation (in either case, through the option or a related arrangement, or through rights in stock).

          The control test, in effect, attempts to insure that an optionholder does not indirectly become a controlling person by virtue of its substantial, actual and potential, stock position (i.e., more than 50 percent) in the loss corporation. The control test presumes that the optionholder with such potential control necessarily exercises actual control over the loss corporation. The factors set forth in the Treasury Regulation look to the optionholders' economic interests and influence over the management of the loss corporation. Counsel reasonably concludes that the influence that the control test is concerned with is the influence that would be exercised by a shareholder that has a controlling (i.e., more than 50 percent) interest.


          In determining the percentage interest to be acquired upon exercise of an option exceeds 50 percent, the Treasury Regulations take into account the total number of shares to be issued pursuant to an option without regard to any contingencies that exist with respect to such option's exercise. Thus, an option to acquire a number of shares in excess of 50 percent of the ownership interest of a loss corporation will be deemed to be treated as exercised and result in the holder owning a percentage interest of the loss corporation without regard to the exercise of other stock options by third parties. The IRS has interpreted this requirement in one Private Letter Ruling to provide that other issuances of stock can be taken into account in a situation where all such issuances were required, pursuant to an agreement, to occur.


               c.   Income Test
                    -----------


          An option satisfies the income test if a principal purpose of the issuance, transfer or structuring of the option (alone or in combination with other arrangements) is to avoid or ameliorate the impact of an ownership change of the loss corporation by facilitating the creation of income (including accelerating income or deferring deductions) or value (including unrealized built-in-gains) prior to the exercise or transfer of the option. Among the additional factors that are taken into account in applying the income test are whether, in connection with the issuance of the option, the loss corporation engages in income acceleration transactions or the holder of the option purchases stock from, or makes a capital contribution or loan to, the loss corporation that can reasonably be expected to avoid or ameliorate the impact of an ownership change. Examples of income acceleration transactions are those outside the ordinary course of the loss corporation's business that accelerate income or gain into the period prior to the exercise of the option (or defer deductions to the period after the exercise of the option). A stock purchase, capital contribution, or loan is more probative of satisfaction of the income test if a larger amount is received by the loss corporation in the transaction or related transactions. However, a stock purchase, capital contribution, or loan is generally not taken into account in applying the income test if it is to enable the loss corporation to continue basic operations of its business (e.g., to meet the monthly payroll or fund other operating expenses of the loss corporation). The IRS has taken the position, in certain Private Letter Rulings that involve the interpretation of the above noted language under another subsection of Code Section 382, that contributions will be treated as enabling the loss corporation to continue basic operations of its business when such contributions are made to increase a loss corporation's equity in order to avoid a form of receivership.



          The income test, in effect, attempts to insure that an option is not merely a device to permit the acceleration of income into the period prior to the exercise of the holder's option so that the loss corporation's NOLs can be used to offset such income without limitation. Counsel reasonably concludes, without any direct authority, that the income test is not satisfied and therefore options would not be treated as exercised if the sum of the loss corporation's actual current operating losses are in the aggregate sufficient to offset any income that would be considered to be accelerated pursuant to this test.


     APPLICATION TO THE LOAN TRANSACTION

          1.   The Issues
               ----------


          Pursuant to the Loan Transaction, the Company will issue shares of the Common Stock of the Company that will constitute seven percent of the outstanding Common Stock of the Company and will issue Warrants that will permit the Lender Entities to own an additional 42 percent of the outstanding Common Stock upon exercise. The original principal amount of the Note is anticipated to be $8,950,000. As of [July 9,] 1996, we have been advised by the Company the percentage of the stock of the Company owned by 1 or more "5-percent Shareholders" has increased by approximately 35 percentage points over the lowest percentage of stock of the Company owned by such shareholders at any time during the applicable Code Section 382 testing period.



          If the Warrants were treated as exercised options or if the Note and the rights, duties and obligations under the Asset Servicing Agreement were treated as stock, then the Company would undergo an "ownership change" under Code Section 382. As a result of such ownership change, the Company's utilization of its NOLs would be dramatically and adversely affected. The Company would be permitted to use approximately $200,000 of its NOLs each year to reduce its taxable income, instead of having, absent the Code Section 382 limitation, $65 million of NOLs to reduce its taxable income. Further, if an ownership change were to occur and the annual limitation were to apply, at least 60 million of the NOLs would expire unutilized. However, in assessing the Loan Transaction, it should be kept in mind that the amount of the Company's NOL's has not been audited and/or not adjusted by the IRS.


          2.   The Analysis
               ------------

          This section will examine the Loan Transaction (and its elements) under Code Section 382. This analysis assumes that the Lender Entities are one person, because the members of such group are acting in concert. See
                                                                           ---
     Treas. Reg. Section 1.382-3(a)(1)(i).

          a.   Whether the Note and Asset Servicing
               Agreement are Treated as Stock
               ------------------------------------

          The Note and the Asset Servicing Agreement reasonably should be treated as a debt obligation and servicing arrangement, respectively, between the Lender Entities and the Company. Such non-stock interests are required to be treated as stock under the Treasury Regulations if such interests "offer a potential significant participation in the growth of the corporation," in addition to satisfying certain other requirements. As discussed above, there is no published authority as to what constitutes a potential significant participation in the growth of the corporation under the Treasury Regulations. As discussed above, the legislative history relating to Code Section 382, discussing the same language, makes no reference to the earnings of the corporation and instead would suggest by analogy that the proscribed level of participation is present where the debt being tested earns income at a rate exceeding the market rate applicable to similar corporate borrowers under similar circumstances.


          The Company has represented to Counsel that the Company reasonably anticipates, based on the Company's existing assets, retiring the principal and interest of the Note and its obligations under the Asset Servicing Agreement according to their terms, taking into account all other obligations of the Company. Furthermore, it is Counsel's understanding that the Note provides the Lender Entities with an internal rate of return of approximately 27 percent, which reflects the discount on issuance of the Note. Moreover, the Company has represented to Counsel: (i) that the yield and other terms of the Note (including for this purpose, the discount in the yield) are similar to the terms that would be required by an unrelated third-party lender under similar circumstances, (ii) that substantially all of the assets proposed to secure the Note currently secure the 1996 Loans or other obligations, and (iii) that the assets proposed to secure the Note will be sufficient to satisfy the principal and interest of the Note. The Company has represented to Counsel that the amounts to be paid to the Lender Entities under the Note would not, in the absence of such arrangement, inure to the benefit of the Company's stockholders; either the Company would have to pay the full outstanding balance of the 1996 Loans owed to the Lenders, or in order to replace such loans with a term obligation, the Company would have to pay amounts under and charges related to the term obligation. The Company has also represented to Counsel that the amounts to be paid to the Lender Entities under and over the term of the Asset Servicing Agreement would not, in the absence of such arrangement, inure to the benefit of the Company's stockholders.



               Therefore, based on the foregoing, it is the opinion of Counsel that the Lender Entities' economic rights under the Note and the Asset Servicing Agreement should not be treated as stock under Treasury Regulations under Code Section 382. The foregoing opinion, however, may be subject to challenge in light of the lack of supporting authority and the possibility that the IRS may assert that "significant participation" is present where the lender participates in a significant percentage of the loss corporation's cumulative net income. If such analysis were applied, the Note could be treated as stock.


          b.   Whether Warrants Will be Treated as Exercised
               ---------------------------------------------

               (i)  Whether the Ownership Test is Satisfied.
                    ----------------------------------------


          The Warrant Agreement, Securities Purchase Agreement and the Loan Agreement do not in form provide the Lender Entities with any of the attributes of ownership of the underlying stock or rights to participate in management. In this regard, the Company has represented to Counsel that Lender Entities' rights under the Loan Agreement (and related Note and Security Agreement) are not inconsistent with the typical rights of a secured lender making a loan secured by the type of assets owned by the Company. Further, the Company has represented that the rights of the Lender Entities under the Securities Purchase Agreement and Warrant Agreement as part of the Loan Transaction, are not inconsistent with the typical rights granted a secured lender who has been granted such warrants as part of a loan transaction. Based on the foregoing, Counsel concludes that such arrangements should not satisfy the ownership test, but the IRS could assert that the rights under the Loan Agreement and the Securities Purchase Agreement should be treated as rights to participate in management of the Company, even though such rights may also be viewed as typical rights of a lender. The Lender Entities will hold Preferred Stock which will permit it to elect a member of the Board of Directors that will vote solely on whether Company will file voluntarily a bankruptcy petition seeking protection from creditors or otherwise in the context of the Company's insolvency compromise substantially all the Company's indebtedness. Such Director will not vote on any other matter. Counsel has received the representation from the Company that the Preferred Stock, the limited voting power of the Director chosen by the holder of the Preferred Stock and the term of the Preferred Stock were solely designed to protect the Lender Entities as creditor. Because the Preferred Stock is essentially a creditor's protection, the Preferred Stock should not reflect a voting power right indicative of ownership of more than seven percent of the Common Stock, which is the percentage actually owned by the Lender Entities. Based on the opinion of Duff & Phelps, the exercise price of the Warrants was in excess of the fair market value of the Common Stock of the Company as of the date the agreement to issue the Warrants was entered into. The Lender Entities have entered into an Asset Servicing Agreement with the Company. The Company has represented to Counsel (or alternatively, it has been assumed) that: (i) the principal officers of the Company are as follows:
     President, Chief Financial Officer, and General Counsel; (ii) that such principal officer positions will after the closing of the Loan Transaction continue to make the management decisions and exercise the same managerial authority that was exercised prior to the closing of the Loan Transaction;
     (iii) the services rendered to the Company under the Asset Servicing Agreement are not management services, but are administrative, "back-office" services, as well as advisory services which are typically provided by independent contractors; (iv) the services rendered under the Asset Servicing Agreement by NPO Management are services that the principals/entities of NPO Management have rendered and are currently rendering in the ordinary course of their business to third parties and that many of the principals/entities of NPO Management LLC and its Affiliates have no beneficial interest in such third parties; (v) the compensation to be paid NPO Management for its services under the Asset Servicing Agreement constitutes reasonable compensation for such services;
     (vi) the term of the Asset Servicing Agreement and the termination provisions therein are in all material respects substantially consistent with the terms usually found in comparable outsourcing agreements entered into by similar service providers under similar circumstances; and (vii) the Company is benefitting from the Asset Servicing Agreement such that the Company would enter into such Agreement without regard to any and all other aspects of the Loan Transaction. Based on the foregoing, it is the opinion of Counsel that the Loan Transaction should not satisfy the ownership test, although such opinion may be subject to challenge.


               (ii)  Whether the Control Test is Satisfied
                     -------------------------------------


          Based upon the first assumption noted above, the Lender Entities will not, taking into account its Common Stock and the Preferred Stock, own more than 50 percent of the Company's stock upon the exercise of the Warrants. Under the Warrant Agreement, the Lender Entities cannot own more than 49 percent of the Company's stock outstanding and, if, and to the extent, options existing as of the date the Loan Agreement was entered into are exercised, the Lender Entities will be able to exercise as to additional shares under the Warrant Agreement so long as the potential stock interest of the Lender Entities does not exceed 49 percent of the Company's stock outstanding at such time. Thus, the Lender Entities can only exercise as to additional shares if and only if certain other options are exercised. Based on the administrative ruling noted above in the discussion of the control test, Counsel believes it is reasonable to conclude that the Lender Entities should not be treated as owning more than 49 percent of the Company's Common Stock upon exercise of the Warrants, although such conclusion may be subject to challenge. Further, the Lender Entities will at first only own seven percent of the outstanding Common Stock that will be voted in the election of members of the Board of Directors. Such ownership interest will not control the Board of Directors. As discussed above, Counsel believes that the factors to be taken into account under the control test are to determine whether in fact the option holder, through other means, has the equivalent control of a person who owns more than 50 percent ownership interest in a loss corporation. In this regard, the Company has represented to Counsel that the Lender Entities have no formal or informal agreement with any other stockholder of the Company as to voting for the members of the Board of Directors. Further, the Company has represented to Counsel that no current member of the Board of Directors is, and no member to be elected pursuant to this Proxy Statement (excluding for this purpose, the member of the Board of Directors to be elected by the holders of Preferred Stock), will act as nominee or agent of any stockholder group, including for this purpose, the Lender Entities. As discussed above in the analysis of whether the ownership test is satisfied, based on representations received by Counsel, NPO Management should not be treated as rendering "management" type functions under the Asset Servicing Agreement and NPO Capital should not be treated as having management authority under the Loan Agreement. However, the IRS could assert that the rights under the Loan Agreement and the Securities Purchase Agreement should be treated as affording the Lender Entities with the equivalent control of a person who owns more than 50 percent ownership of the Company, even though such rights may also be viewed as typical rights of a lender. The Lender Entities have economic interests in the Company as a lender under the Loan Agreement and as a service provider under the Asset Services Agreement. Based on the representations set forth above concerning the various rights and obligations of the parties under the Loan Agreement and Asset Services Agreement, which generally indicates that the Lender's Entities' economic interests are consistent with that of a lender and a service provider, respectively, Counsel believes that such economic interests are not equivalent control of a person who owns a more than 50 percent ownership interest. Based on the foregoing, it is the opinion of Counsel that the Loan Transaction should not satisfy the control test, although such opinion may be subject to challenge.


               (iii)  Whether the Income Test is Satisfied
                      ------------------------------------


          The Loan Transaction involves the purchase of the 1996 Loans and a consolidation of such debt obligations. Except for $201,000 paid for the Common Stock, Preferred Stock and Warrants and $600,000 advanced as part of the Advance, no funds will actually be transferred to the Company.



          Recently, the Company has settled certain of its debt obligations at a discount. The Company entered into a settlement agreement with the FDIC in December 1995 regarding the Amsave Loan pursuant to which the Company paid the FDIC in 1995 $400,000 for cancellation of approximately $4 million of the Company's debt obligation to Amsave and the Company will pay to the FDIC over the next 18 months $600,000 for the cancellation of $7 million of the Company's debt obligation to Amsave. Prior to the execution of the Loan Agreement, the Company paid the $400,000 to the FDIC and the Company gave as a security interest to the FDIC collateral sufficient to repay the $600,000 amount. In this regard, the Company has represented to Counsel that (i) such collateral is sufficient to repay the $600,000, (ii) the Company could from such collateral or other revenue sources pay the $600,000 to the FDIC as required pursuant to the FDIC Agreement, and (iii) the Company can pay the $600,000 of payments to the FDIC without regard to the Lender Entities' purchase of the 1996 Loans and the consolidation of such indebtedness, the Advance, any amounts paid by the Lender Entities for the Common Stock, Preferred Stock and Warrants, and expenses paid or deferred under the Asset Servicing Agreement. Since no substantial amount of funds of the Lender Entities was contributed or transferred to the Company to be used to accelerate income, and since any income in the amount of [____] that is created due to the consolidation of such indebtedness will be offset by the Company's operating losses and since any income created under the settlement with the FDIC concerning the Amsave Loan would have been created without regard to the Loan Transaction and would not be accelerated by the Loan Transaction, it is the opinion of Counsel that the Loan Transaction should not satisfy the income test, although such opinion may be subject to challenge. To the extent such operating losses are not sufficient to offset such income (including for this purpose the discount with respect to the Westrock Loan), it is the opinion of Counsel that, if the IRS could assert that the Loan Transaction involved the transfer of funds to the Company, the terming out of the 1996 Loans of the Lenders essentially permits the Company to continue its business operations.
     In this regard, Counsel has received the representation from the Company that in light of the various factors that affect the ability of the Company as a going concern, the consummation of the Loan Transaction permits the Company to avoid an outright liquidation, and thus, continue its basic business operations. Notwithstanding that such good business reason is the principal reason for the Loan Agreement, the IRS could challenge Counsel's opinion by asserting that the avoidance of a potential liquidation by restructuring of a loss corporation's debt obligations is outside of the scope of continuing business operations exception under the income test which by way of example only refers to transfers of funds to fund operating expenses. Further, Counsel's opinion is, in part, based upon an analogy to certain Private Letter Rulings which, as discussed above, involve an analogous issue under Section 382 of the Code and the Company may not be viewed as satisfying all the factors considered in such Rulings.

                          AMENDMENT TO AMENDED AND RESTATED
                                    LOAN AGREEMENT


                AMENDMENT, dated as of July 10, 1996 (the "Amendment"), to the Amended and Restated Loan Agremeent, dated as of March 27, 1996 (the "Loan Agreement"), between DVL, Inc., a Delaware corporation ("Borrower"), and NPM Capital LLC, a Delaware limited liability company ("Lender").

                                 W I T N E S S E T H:
                                 - - - - - - - - - -

                WHEREAS, Borrower and Lender have agreed to amend the Loan Agreement, subject to the terms and conditions of this Amendment.

                NOW, THEREFORE, the parties hereto hereby agree as follows:

                1. Section 3.6 of the Loan Agreement is hereby amended by deleting the September 1, 1996 date in the four places this date appears in Section 3.6 and substituting therefor, in each of the four places, the date "September 30, 1996."

                2. Section 3.8 of the Loan Agreement is hereby amended by deleting the September 1, 1996 date where it appears in Section
          3.8 and substituting therefor the date "September 30, 1996."

                3. Except as expressly amended and modified hereby, the Loan Agreement is hereby reaffirmed and remains in full force and effect. This Amendment may be executed in several counterparts, each of which shall constitute one and the same instrument. This Amendment shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of New York without giving effect to the conflict of laws rules thereof.

                IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective duly authorized representatives as of the date first above written.

                                        DVL, INC.


                                        By:
                                           --------------------------------
                                           Name:
                                           Title:

                                        NPM CAPITAL LLC


                                        By:
                                           --------------------------------
                                           Name:
                                           Title: